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                                                                     EXHIBIT 3.2

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                              ESTATUTOS SOCIALES DE

                           TMM HOLDINGS, S.A. DE. C.V.

                                    CAPITULO

                             DISPOSICIONES GENERALES

                                  DENOMINACION

     PRIMERA.- La sociedad se denominara TMM HOLDINGS. Esta denominacion ira siempre seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE, o de su abreviatura S.A. DE C. V.

                                    DURACION

SEGUNDA.- La duracion de la Sociedad sera de NOVENTA Y NUEVE anos, contados a partir de la fecha de su constitucion.

                                    DOMICILIO

TERCERA.- El domicilio de la Sociedad sera esta Ciudad de Mexico, Distrito Federal, sin perjuicio de que pueda establecer sucursales, agencias, oficinas, bodegas o dependencias en cualquier lugar de la Republica Mexicana o del extranjero. La Sociedad, podra senalar domicilios convencionales en los actos juridicos que celebre

                                     OBJETO

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CUARTA.- La sociedad tendra por objeto:

a) Participar como socio o accionista en otras personas morales que se relacionen con el objeto de sociedad, ya sea al momento de su constitucion o en cualquier momento posterior, y de cualquier otra forma celebrar todo tipo de asociaciones (incluyendo, sin limitar, asociaciones en participacion, como asociante o asociada), en aquellos asuntos, negocios o empresas que se relacionen con el objeto de la sociedad;

b) Operar el transporte multimodal internacional de mercancias en general, actuando como principal en la organizacion y ejecucion del mismo y asumir frente al usuario o sus derechohabientes la responsabilidad total del contrato respectivo (en el entendido de que no podra prestar el servicio de transporte terrestre nacional de carga);

c) Coordinar y controlar todo lo relativo transporte multimodal internacional de y hacia los puertos maritimos terrestres, terminales interiores, bodegas o cualquier otra instalacion en que sea factible hacer maniobras para su carga y descarga en funcion de las obras e instalaciones existentes (en el entendido de que no podra prestar el servicio de transporte terrestre internacional de carga);

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d) Consolidar, desconsolidar y almacenar mercancias objeto de transporte multimodal, en la inteligencia de que las maniobras correspondientes seran contratadas con los permisionarios autorizados por la Secretaria de Comunicaciones y Transportes, en zonas de

e) Celebrar contratos por cuenta propia o ajena, con sus asociados o representados o con terceros para la ejecucion del transporte multimodal e mercancia en general (en el entendido de que no podra prestar el servicio de transporte terrestre nacional de carga);

f) Celebrar convenios con sus socios o terceros para enlazar o combinar sus instalaciones o servicios y expedir al usuario el documento necesario que cubra el transporte, almacenaje y manejo de carga en general por el total de los servicios prestados en transporte multimodal internacional (en el entendido de que no podra prestar el servicio de transporte nacional terrestre de carga);

g) Celebrar contratos con empresas extranjeras, nacionales o navieras mexicanas
o cualquier otra empresa;

h) Contratar por cuenta propia o de los usuarios los seguros, finanzas o cualesquiera otros contratos de garantia que sean necesarios o convenientes para la

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conduccion, almacenamiento y manejo de las mercancias, con mayor eficacia y seguridad;

i) Instalar agencias dentro del pais o en el extranjero para la promocion y celebracion de contratos de transporte multimodal;

j) Gestionar y obtener las autoridades competentes las concesiones, permisos o autorizaciones que sean necesarios para la mejor realizacion de su objeto social;

k) Adquirir en propiedad, tomar en arrendamiento, poseer o administrar los bienes muebles e inmuebles urbanos o e cualquier otra naturaleza que permitan que permitan las leyes en la Republica Mexicana o en otros paises, de acuerdo con los requisitos que exijan y que requiera para realizar su objeto social, en la inteligencia de que en ningun caso podra adquirir, poseer o administrar bienes inmuebles con fines agricolas;

1) Otorgar garantias reales sobre todo y cualquier activo de propiedad de la sociedad (incluyendo, sin limitar, garantias hipotecarias), o cualquier tipo de garantias personales, ya sea para garantizar obligaciones propias o para garantizar obligaciones de terceros, con o sin contraprestacion;

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m) Actuar como concesionario y/o permisionario de servicios conexos y auxiliares a las vias generales de comunicacion, en aquellas actividades relacionadas con el transporte multimodal, de acuerdo a lo previsto por las leyes de la materia y en los terminos que le sean otorgadas;

n) Llevar acabo cualquier operacion de credito permitida por la ley como acreditante o acreditada y como consecuencia de la misma, suscribir, endosar, avalar y en general negociar cualquier titulo de credito;

o) En general, celebrar contratos, ejecutar los actos y firmar los documentos que sean necesarios par la realizacion plena de su objeto social.

                                  NACIONALIDAD

QUINTA.- La sociedad es mexicana. Los socios extranjeros, actuales o futuros, aceptan, convienen y se obligan expresamente frente al gobierno Mexicano, por conducto de la Secretaria de Relaciones Exteriores, a considerarse como nacionales respecto de (I) las acciones, partes sociales o derechos de la sociedad que adquieran o de que sean titulares, (II) los bienes, derechos, concesiones, participacion o intereses de que sea titular la Sociedad, y (III) los derechos y

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obligaciones que deriven de los contratos y actos juridicos en que sea parte de la propia Sociedad, y a no invocar, por lo mismo, la proteccion de sus gobiernos bajo la pena, en caso contrario, de perder en beneficio de la Nacion Mexicana los derechos y bienes que hubieran adquirido.

                                   CAPITULO II

                            CAPITAL SOCIAL Y ACCIONES

                            CAPITAL SOCIAL Y ACCIONES

SEXTA.- (A) El capital social de la sociedad es variable. El capital social minimo fijo, sin derecho a retiro, asciende a la cantidad de CINCUENTA MIL PESOS ($50,000.00), Moneda Nacional, integramente suscrito y pagado, representado por CINCUENTA (50)acciones, de la Clase "I", Serie "A", todas ellas comunes, nominativas y sin expresion de valor nominal. La parte variable del capital social sera ilimitada

(B) La porcion minima fija, sin derecho a retiro, del capital social estara siempre representada por acciones de la Clase "I" y de la Serie que en cada caso determine la Asamblea General de Accionistas que resuelva acerca de su emision. La porcion variable del capital social estara siempre representada por acciones de la Clase "II", de la Serie que en cada caso

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determine la Asamblea General de Accionistas que resuelva acerca de su emision.

(C) Las acciones de la Serie "A" solo podran ser suscritas por personas o inversionistas de nacionalidad mexicana o sociedades con mayoria de capital mexicano, y en todo momento deberan de representar el cincuenta y un por ciento (51%) del capital social de la sociedad. Las demas series de acciones que se emitan mediante resolucion de la Asamblea General de Accionistas de la Sociedad, seran de libre suscripcion y podran, por lo tanto, ser adquiridas por inversionistas mexicanos y/o por personas fisicas o morales extranjeras y/o unidades economicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros, por cualquier titulo, tengan la facultad de determinar el manejo de esta sociedad, en el entendido de que ninguna de las acciones que emita la sociedad podra ser adquirida por gobiernos o estados extranjeros y, en caso de que esto sucediere, dichas adquisiciones y acciones quedaran sin efecto ni valor alguno desde el momento de su adquisicion.

(D) La sociedad podra emitir acciones con derechos de voto restringidos o de cualquier otra forma limitados

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al igual que con limitante de otros derechos corporativos, observando siempre lo dispuesto por el Articulo 17 de la Ley General de Sociedades Mercantiles, con iguales o menores derechos que aquellos senalados por el Articulo 113 de la Ley General de Sociedades Mercantiles, con dividendo minimo preferente o sin este, mismas que estaran divididas en las en las Series que en cada caso determine La Asamblea General de Accionistas que resuelva las emision de acciones, que seran representativas del capital social de la Sociedad y que podran emitirse previo los requisitos previstos por la legislacion aplicable. Asimismo, la Sociedad podra emitir acciones de la Serie "N", representativas de la inversion neutra en la Sociedad, segun lo determine la Asamblea General de Accionistas que resuelva la emision de este tipo de acciones representativas del capital social de la Sociedad, de conformidad con lo dispuesto por la legislacion aplicable.

La inversion efectuada por extranjeros mediante la adquisicion de acciones de la Serie "N" que otorguen derechos de voto limitado, se considerara como inversion neutra previa resolucion que al efecto otorgue la Comision Nacional de Inversiones Extranjeras

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y por lo tanto, no computara para efectos de determinar el porcentaje de participacion de la inversion extranjera en el capital social de la Sociedad.

(E) Todas las acciones representativas del capital social de la Sociedad, conferiran iguales derechos a sus tenedores dentro de su misma Clase o Serie. Cada accionista representara un voto por cada accion de su propiedad en las Asambleas de Accionistas a las que tenga derecho a asistir, segun corresponda conforme a los derechos establecidos para cada Clase o Serie de accionistas que se emita, ya sea que dichos derechos esten previstos en estos Estatutos Sociales, o que dichos derechos hayan sido determinados por la Asamblea General de Accionistas que haya resuelto acerca de su emision.

(F) Las acciones de la Serie "A" conferiran en todo caso derecho de voto pleno. Las demas series de acciones que emita la sociedad, conferiran a sus tenedores los derechos de voto previstos por estos Estatutos o, en su defecto, aquellos derechos que en cada caso determine la Asamblea General de Accionistas que haya resuelto su emision. Los derechos de voto determinados por la Asamblea General de Accionistas o por estos Estatutos Sociales respecto de la emision de

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acciones de cualquier Clase o Serie, en todo caso deberan ser transcritos en los ultimos titulos definitivos o certificados provisionales que se emitan para ampararlas.

Queda entendido y se conviene expresamente que los accionistas titulares de acciones con derechos de voto limitados o restringidos, por ningun titulo tendran la facultad de determinar el manejo de la sociedad; en general solo tendran derecho de voto en aquellos casos y para los asuntos que expresamente se consignen en estos Estatutos Sociales o, en su defecto en los casos y par los asuntos que expresamente se determine la Asamblea General de Accionistas que hubiere decretado su emision.

                               TIULOS DE ACCIONES

SEPTIMA.- Las acciones estaran representadas por titulos que seran nominativos y que podran amparar una o varias acciones y podran llevar adheridos cupones numerados. Los titulos llevaran la firma autografa o en facsimil del presidente y del secretario del Consejo de Administracion. Si se utilizaran firmas de facsimil, los originales de las mismas deberan depositarse en el Registro Publico de Comercio en que se encuentre inscrita la Sociedad. En tanto se expidan los titulos

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definitivos de acciones, la sociedad expedira a los accionistas certificados provisionales que evidencien su participacion en el capital social. Dichos certificados provisionales seran nominativos, podran llevar adheridos cupones y deberan canjearse, en su oportunidad por los titulos definitivos de acciones.

OCTAVA.- Tanto los titulos definitivos como los certificados provisionales de acciones deberan reunir los requisitos establecidos por los Articulos 125 y 127 de la Ley General de Sociedades Mercantiles y deberan contener la insercion literal de la Clausula Quinta de estos Estatutos.

                          LIBRO DE REGISTRO DE ACCIONES

NOVENA.- La sociedad llevara un libro de registro de acciones que le pertenezcan expresandose los numeros, Clases, Series y demas particularidades.

II.- La indicacion de las exhibiciones que se efectuen, o la indicacion de que son acciones liberadas;

III.- Las transmisiones de accionistas que se realicen, siempre que dichas transmisiones cumplan con lo establecido en las disposiciones de estos Estatutos Sociales;

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IV.- Los demas actos que deban inscribirse de acuerdo con las disposiciones legales vigentes de tiempo en tiempo, a peticion de parte interesada.

La sociedad considera como dueno de las acciones a quien aparezca inscrito como tal en el Libro de Registro de Accionistas de la Sociedad.

                            AUMENTO DE CAPITAL SOCIAL

DECIMA.- El capital de la sociedad, en su porcion minima fija, solo podra aumentarse si se adoptan las resoluciones pertinentes en la Asamblea General Extraordinaria de Accionistas de la Sociedad y se reforma la Clausula Sexta de estos Estatutos Sociales. La porcion minima fija del capital social estara siempre representada por acciones de la Clase "I", y de la Serie que en cada caso determine para tal efecto, la Asamblea General de Accionistas, que hubiere resuelto su emision, observando siempre lo dispuesto por la Clausula sexta de estos Estatutos Sociales.

El capital de la sociedad, en su porcion variable, podra aumentarse sin necesidad de reformar los Estatutos Sociales, con la unica formalidad de que dichos aumentos sean acordados en Asamblea General Ordinaria de Accionistas de la Sociedad. La parte variable del capital social estara siempre representada

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por acciones por acciones de la Clase "II" y la Serie en que cada caso determine para tal efecto la Asamblea General Ordinaria de Accionistas de la Sociedad, que resuelva acerca de dicho aumento, observando siempre lo dispuesto por la
Clausula Sexta de estos Estatutos Sociales.-

No podra decretarse el aumento del Capital, sin en dicho momento no estan totalmente suscritas o pagadas todas las acciones emitidas por la sociedad con anterioridad, cualquiera que sea su Clase o Serie.

La sociedad llevara un Libro de Registro de Variaciones de Capital, en el que se anotaran los aumentos y/o disminuciones del capital social.

                        DISMINUCIONES DEL CAPITAL SOCIAL

DECIMO PRIMERA.- El Capital social de la Sociedad, en su porcion minima fija, solo podra disminuirse si se adoptan las resoluciones pertinentes en Asamblea General Extraordinaria de Accionistas de la Sociedad y se reforma la Clausula Sexta de estos Estatutos Sociales, observando en todo lo dispuesto por dicha Clausula.

En el capital social, en su porcion variable, se reducira mediante resolucion adoptada en Asamblea General Ordinaria de Accionistas sin mayor formalidad,

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observando en todo caso lo dispuesto por la Clausula Sexta se los Estatutos
Sociales.

En caso de cualquier acuerdo de disminucion del capital de la social Sociedad ya sea en su porcion minima fija o en su porcion variable y salvo acuerdo en contrario adoptado por la Asamblea General de Accionistas que decrete dicha disminucion, toda disminucion del capital social sera hecha mediante cancelacion de acciones, ya de la Clase "I" para el caso de la porcion minima fija, o de la Clase "II" para el caso de la porcion variable del capital social, cualquiera que sea su Serie pero observando en todo caso lo dispuesto por la Clausula Sexta de estos Estatutos Sociales, en una cantidad tal que permita la amortizacion proporcional de las acciones de todos los accionistas que detenten acciones representativas del capital social de la Sociedad.

No podra reducirse el capital social de la Sociedad mediante la amortizacion de acciones representativas del capital social de una Serie de acciones determinada, sin la aprobacion previa de la mayoria de los tenedores de accionistas de dicha Serie resuelta en Asamblea Especial.

                         EJERCICIO DEL DERECHO DE RETIRO

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DECIMO SEGUNDA.- Los accionistas tenedores de acciones de la parte variable del capital social de la Sociedad tienen derecho, previa aprobacion de la Asamblea General Ordinaria de Accionistas segun se establece mas delante, a retirar la totalidad, o parte de sus aportaciones representadas por las acciones en que se divide la parte variable del capital social.

Para los efectos anteriores, el accionista que desee retirar su participacion en el capital variable de la Sociedad, notificara por escrito al secretario del Consejo de la Administracion su intencion de retirar. El secretario del Consejo, convocara a Asamblea General Ordinaria de Accionistas dentro de los treinta (30) dias siguientes a la fecha de notificacion del accionista del que se trate, a fin de que la Asamblea, mediante resolucion adoptada conforme a estos Estatutos Sociales, apruebe o rechace la solicitud de retiro de dicho accionista. Si se aprobare la solicitud de retiro, la Sociedad reembolsara su participacion al accionista de que se trate, al valor y los terminos y condiciones que para tal efecto senale dicha Asamblea o, en su defecto, al valor en libro de dichas acciones segun el ultimo balance aprobado por la Asamblea General Ordinaria Anual de Accionistas de la Sociedad

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inmediata anterior a la fecha de la Asamblea que haya resuelto respecto a dicha solicitud de retiro, dentro del quinto ejercicio social siguiente a la fecha de dicha Asamblea.

                    RESTRICCION A LA CIRCULACION DE ACCIONES

DECIMO TERCERA.- La venta, donacion, permuta o de cualquier otra forma de transmision de cualquiera de las acciones que divide el capital social de la Sociedad, asi como la creacion de cualquier prenda o gravamen sobre las mismas (excepto respecto de acciones de la Serie "A"), requerira la previa aprobacion del Consejo de Administracion de la Sociedad podra negar dicha autorizacion designando comprador para las acciones cuya transmision se prenda, al precio corriente del mercado.

Se exceptua de lo esecido en el parrafo que antecede, la transferencia de acciones que cualquier accionista lleve a cabo con cualquiera de sus Afiliadas.

Para efectos de la presente Clausula, "AFILIADA" significa, en relacion con cualquier persona, cualquier individuo, firma, compania, sociedad o cualquier otra entidad, que controle a dicha persona, o que este bajo el control de dicha persona, o que este, junto a dicha persona, sujeto al control comun de una tercera

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persona; y por "CONTROL" debera entenderse, la propiedad directa o indirecta de mas del cincuenta y un por ciento (51%) de las acciones o partes sociales con derecho a voto pleno del capital social de cualquier persona, y la facultad directa de dirigir la administracion general y las politicas de dicha persona. El termino "PERSONA", debera interpretarse ampliamente para incluir cualquier individuo, firma compania, sociedad, asociacion, fideicomiso o cualquier otra entidad.

                                  CAPITULO III

                                    ASAMBLEAS

                             ASAMBLEA DE ACCIONISTAS

DECIMO CUARTA.- La Asamblea General de Accionistas es el organo supremo de la Sociedad, estando subordinados a el todos los demas, ya estara facultada para tomar toda clase de resoluciones y nombrar y remover a cualquier Consejero, o a cualquier funcionario, respetando es su caso a los derechos de las minorias. Sus resoluciones deberan ser ejecutadas y su cumplimiento sera vigilado por el Consejo de administracion o por persona o personas que expresamente designe la Asamblea Correspondiente.

                               CLASE DE ASAMBLEAS

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DECIMO QUINTA.- las Asambleas de Accionistas pueden ser Generales o Especiales.
Las Asambleas Generales pueden ser Ordinarias o Extraordinarias.

Son Asambleas Generales Ordinarias las que se reunen para tratar cualquier asunto que no este reservado por la Ley General de Sociedad Mercantiles o por estos Estatutos Sociales a las Asambleas Generales Extraordinarias.

Son Asambleas generales Extraordinarias las que se reunen para tratar cualquiera de los asuntos mencionados en el articulo ciento ochenta y dos (182) de la citada Ley General de Sociedades Mercantiles.

Son Asambleas Especiales aquellas que sean celebradas por los tenedores de una sola Clase o Serie de acciones representativas del capital social. Las Asambleas Especiales se regiran, en todo lo previsto por estos Estatutos, por lo dispuesto por el Articulo 195 de la Ley General de Sociedades Mercantiles.

                           REUNIONES DE LAS ASAMBLEAS

DECIMO SEXTO.- Todas las Asambleas de Accionistas se reuniran en el domicilio de la sociedad en cualquier tiempo en que sean convocadas, y sin este requisito seran nulas, salvo (A) el caso de fortuito o de fuerza mayor, o (B) que las resoluciones tomadas en asamblea

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no convocada, o fuera de asamblea, sean adoptadas por los accionistas conforme a lo establecido en la Clausula Decimo Octava de estos Estatutos Sociales.

Una Asamblea General Ordinaria debera reunirse por lo menos una vez al ano, dentro de los cuatro meses siguientes a la clausura del ejercicio social de que se trate, para ocuparse de (i) discutir, aprobar, modificar el informe del Consejo de Administracion relativo al balance general, el estado de perdidas y ganancias, el estado de cambios en la posicion financiera de la Sociedad y el Estado de cambio en la inversion de los accionistas para dicho ejercicio social, tomado en cuanta el informe del o de los comisarios, y tomar medidas que juzgue oportunas, y (ii) el nombramiento de los consejeros y comisarios para el ejercicio social que se trate asi como para determinar sus emolumentos, ademas y con independencia de los asuntos incluidos en la orden del dia respectiva.

                                  CONVOCATORIAS

DECIMO SEPTIMA.- Las convocatorias para las Asambleas Generales o Especiales, se haran por el presidente o el secretario del Consejo de Administracion, o por dos Consejeros o un Comisarios o por los accionistas que

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representes por lo menos el treinta y tres por ciento (33%) del capital social en circulacion de la sociedad.

 Toda convocatoria debera hacerse por medio de la publicacion en el Diario Oficial de la Federacion y en uno de los periodicos e mayor circulacion del lugar en que se encuentre el domicilio de la sociedad, en ambos casos, con por lo menos quince (15) dias de anticipacion al dia senalado para la celebracion de dicha Asamblea.

Toda convocatoria contendra la fecha y lugar en que se celebrara la Asamblea de Accionistas de que se trate, la orden del dia, y sera firmada por quien la haga.

No sera necesaria la convocatoria tratandose de resoluciones adoptadas por Asambleas no convocadas, o fiera de Asamblea, en ambos casos sujeto a los que se establece en la Clausula Decimo Octava siguiente, ni cuando se trate de la continuacion de una Asamblea legalmente instalada siempre que cuando al ser interrumpida dicha Asamblea se haya senalado la fecha, hora y lugar en que deba continuar.

                             QUORUM DE LAS ASAMBLEAS

DECIMO OCTAVA.- A) Para que las Asambleas Generales Ordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, debera estar

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representado, por lo menos el cincuenta por cierto (50%) de las acciones en que se divida el capital social de la sociedad en circulacion en ese momento con derecho a votaren dicha Asamblea; y para que sus resoluciones sean validas, se requerira siempre que sean adoptadas por la mayoria de los votos presentes. En segunda y subsecuentes convocatorias, las Asambleas Generales Ordinarias se consideraran legalmente instaladas cualquiera que sea el numero de acciones con derecho a voto en dichas Asambleas que se encuentren representadas, y para que sus resoluciones sean validas, se regira siempre que sean adoptadas por mayoria de votos de las acciones presentes o representadas en dicha asamblea.

B) Para que las Asambleas Generales Extraordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, debera estar representado, por lo menos el setenta y cinco por ciento (75%) de las acciones en que se divida el capital social de la Sociedad en circulacion en ese momento con derecho a votar en dicha Asamblea, y para que sus resoluciones sean validas, se requerira que sean adoptadas por un numero de acciones que se represente, por lo menos, la mitad del capital social de la Sociedad en circulacion

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en su momento con derecho a votar en dicha Asamblea. En segunda y subsecuentes convocatorias, las Asambleas Generales Extraordinarias se consideran legalmente instaladas cuando se encuentre representado por lo menos el cincuenta por ciento (50%) de las acciones en que se divida el capital social de la Sociedad en circulacion en ese momento con derecho a votar en dicha Asamblea, y para que sus resoluciones sean validas, se requerira siempre que sean adoptadas por un numero de acciones que represente, por lo menos, el cincuenta por ciento (50%) de las acciones en que se divide el capital social de la sociedad en circulacion en ese momento con derecho de votar en dicha Asamblea.

C) las resoluciones adoptadas por los accionistas (sean estas Generales o Especiales)no convocadas en los terminos de la Clausula Decimo Septima de estos Estatutos sera nula, salvo que en el momento de la votacion haya estado representada la totalidad de las acciones con derecho a voto en dicha Asamblea. Las resoluciones tomadas fuera de Asamblea de Accionistas por unanimidad de votos de las acciones con derecho a voto en dicha Asamblea, tendran, para todos los efectos legales, la misma validez que si hubieren sido adoptados reunidas en Asamblea de Accionistas, siempre que consten por escrito.

D) Para que las resoluciones de cualquier Asamblea General de Accionistas que se reuna para tratar (i) la modificacion de los derechos de cualquier Clase o Serie de las acciones representativas del capital social de la Sociedad, o (ii) la amortizacion de una Clase o Serie de acciones en especial, sean validas, dichas resoluciones requeriran de la aprobacion previa de la mayoria de los accionistas tenedores de aquella Clase o Serie de acciones cuyos derechos se prenda amortizar, adoptada en Asamblea Especial conforme a estos Estatutos.

                     REQUISITOS PARA ASISTIR A LAS ASAMBLEAS

DECIMO NOVENA.- Para asistir a las Asambleas de Accionistas bastara que los accionistas esten inscritos en el libro de Registro de Acciones de la Sociedad y en su defecto, los accionistas deberan presentar los titulos definitivos o certificados provisionales que amparen sus acciones o depositarlos en instituciones de Credito de la Republica mexicana o del extranjero, presentando para tal efecto, la constancia del deposito correspondiente. Los depositos de acciones podran asimismo quedar comprobados mediante Telex, telegrama o fax dirigido a la Sociedad por la institucion depositaria.

Los accionistas podran hacerse representar en las Asambleas por mandatarios que podran ser I no accionistas de la sociedad. La representacion podra conferirse mediante poder notarial general o especial, mediante simple carta poder otorgada ante dos testigos que satisfaga los requisitos establecidos por la Ley. Los consejeros y los comisarios estan impedidos de actuar como mandatarios de accionistas en cualquier Asamblea de Accionistas de la Sociedad.

                   PROCEDIMIENTO DE LA ASAMBLEA DE ACCIONISTAS

VIGESIMA - A) Seran presididas por el Presidente del Consejo de Administracion, y actuara como secretario el del Consejo de Administracion; a falta de cualquiera de ellos, actuaran (n) la(s) persona (s) que tal efecto se designe(n) en las Asamblea de que se trate.

B) Al iniciarse la Asamblea, el presidente nombrara a uno o mas escrutadores para hacer el recuento de las acciones presentes o representadas y con derecho a voto en la misma, quienes deberan formular una lista de asistencia en la que anotaran los nombres de los accionistas en ella presentes o representados, el numero de accionistas y la Clase o Serie a la que pertenezcan, para estar en posibilidad de hacer el recuento respectivo en las votaciones.

C) si se encuentra presente el quorum requerido conforme a estos Estatutos Sociales, el presidente la declarara legalmente instalada y procedera al desahogo de la orden del dia.

D) de toda Asamblea de Accionistas se levantara una acta que asentara en el Libro de Actas de Asambleas respectivo que debera abrir y mantener la Sociedad, debera ser firmada por el presidente y el secretario de la Asamblea, asi como por el o los Comisarios que hayan asistido. Se agregaran al apendice de cada acta los documentos que en su caso justifiquen que las convocatorias se hicieron en los terminos establecidos por los Estatutos Sociales o en su caso constancia de los supuestos previstos por el apartado C) de la Clausula Decimo Octava de estos Estatutos Sociales, asi como la lista de asistencia debidamente firmada por los estucadores y los demas asistentes que asi quisieren hacerlo, las cartas poder o copia del poder notarial que se trate, los informes, dictamenes y demas documentos que se hubieren sometido a consideracion de la Asamblea, y copia del acta respectiva.

                                   CAPITULO IV

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                                      -26-

                           ADMINISTRACION Y VIGILANCIA

                            CONSEJO DE ADMINISTRACION

VIGESIMO PRIMERA.- La Administracion de la Sociedad estara a cargo de un Consejo de Administracion. El consejo de Administracion se integrara siempre por un numero minimo de cuatro consejeros y un maximo de siete , que determinara la Asamblea General Ordinaria de Accionistas en cada caso. En ningun caso el Consejo de Administracion de la Sociedad estara integrado por un numero de consejeros menor de cuatro.

Los Consejeros seran designados en Asamblea General Ordinaria de Accionistas. Los accionistas tenedores de acciones de la Serie "A" tendran, en los terminos previstos por el Articulo 112 de la Ley General de Sociedades Mercantiles, el derecho especial de designar ala mayoria e los miembros que se integre el Consejo de Administracion de la Sociedad, de vez en vez, por mayoria de votos de los tenedores de dichas acciones e la Serie "A", cuidando en todo momento los derechos consignados en la Clausula Vigesima Tercera de estos Estatutos. Para tales efectos, cada Asamblea General de Accionistas en la que se designe a los miembros del Consejo de Administracion de la Sociedad para cualquier ejercicio social el presidente de dicha Asamblea solicitara a los accionistas con derecho a voto en la misma si desean hacer uso del derecho que se les corresponde, en su caso, conforme a lo establecido por la Clausula Vigesimo Tercera de estos Estatutos Sociales o conforme a los derechos especiales de cada Serie de acciones, en su caso, y una vez determinado el numero de consejeros asi designados, sedara oportunidad a los tenedores de acciones de la Serie "A" para nombrar aquel numero de consejeros que sea necesario para designar a la mayoria de los miembros en que se integre el Consejo Administracion e la Sociedad para el ejercicio social de que se trate, debiendo quedar integrado dicho consejo de Administracion con un numero impar de consejeros, en todo caso.

En ausencia de un consejero propietario, tal consejero propietario sera sustituido por el consejero suplente especificamente designado para sustituirlo, segun corresponda.

El presiente del Consejo de Administracion sera electo por la mayoria de votos de los tenedores de accionistas de la Serie "A" en la Asamblea General Ordinaria de Accionistas que lleve a cabo la asignacion de consejeros y siempre contara con voto de calidad en caso de empate.

VIGESIMO SEGUNDA.- Los Consejeros, podran ser o no accionistas de la sociedad. Duraran en su encargo por regla general un ano, podran ser reelectos y, excepto por lo dispuesto en la legislacion aplicable, continuaran en el desempeno de sus funciones aun cuando hubiese concluido el periodo para el que hubiesen sido designados, en tanto sus sucesores no sean designados y tomen posesion de sus cargos.

La remuneracion de los consejeros, segun sea el caso, sera fijada por la Asamblea General Ordinaria de Accionistas que los haya elegido.

                             DERECHO DE LA MINORIAS

VIGESIMO TERCERA.- Todo accionista o grupo de accionistas que sea tenedor de acciones suscritas y totalmente pagadas, representativas del veinticinco por ciento (25%) del capital social de la Sociedad, tendra derecho a designar a un consejero propietario y a su respectivo suplente. Dicho derecho debera ejercerse en la Asamblea General Ordinaria de Accionistas reunida para llevar a cabo la designacion de las personas que integraran el Consejo de Administracion de la sociedad de vez en vez.

                    FACULTADES DEL CONSEJO DE ADMINISTRACION

VIGESIMO CUARTA.- El Consejo de Administracion como cuerpo colegiado, tendra las facultades siguientes:

A) Poder general para pleitos y cobranzas con todas las facultades generales y aun las especiales que conforme a la ley requieren poder o clausula especial, en los terminos del primer parrafo del Articulo 2554 y 2587 de Codigo civil para el Distrito Federal, y su correlativo en los codigos Civiles de los demas Estados de la Republica, teniendo desde luego la representacion patronal; Incluyendo, sin limitar, poder para formular denuncias; querellas y acusaciones penales, constituirse en coadyuvante del ministerio publico, en los terminos del codigo penal para el Distrito federal y en los Codigos correlativos de las demas entidades federativas, o en los terminos del Codigo Penal Federal; poder para comparecer a juicios, ya sea civiles, mercantiles, penales, administrativos, laborales e inclusive al amparo, y desistirse de uno y otros; poder para representar la Sociedad ante toda clase de tribunales de cualquier fuero y ejercitar toda clase de acciones, excepciones, defensas o reconocimientos, comprometerse en arbitros y arbitradores.

B) Poder General para actos de administracion conforme al segundo parrafo del Articulo 2554 antes mencionado y su correlativo en los Codigos Civiles de los demas Estados de la Republica, con facultades para poder realizar todas las operaciones inherentes al objeto de la Sociedad, teniendo, entre otras, las que se mencionan en forma enunciativa mas no limitativa, la de celebrar, modificar,
o rescindir contratos de arrendamiento, de comodato, de mutuo y de credito, de obra, de prestacion de servicios, de trabajo y de cualquier otra indole.

C) Poder General para actos de dominio, de acuerdo con el tercer parrafo del repetido Articulo 2554 del Codigo Civil para el Distrito Federal y su correlativo en el Codigo civil de los demas Estados de la Republica, con todas las facultades de dueno, entre las que de manera enunciativa mas no limitativa, se encuentran las de celebrar toda clase de contratos y realizar cualesquiera actos aun cuando impliquen disposicion o gravamen de bienes muebles o inmuebles, asi como para otorgar toda clase de garantias reales o personales respecto de las obligaciones de la sociedad y de terceros.

D) Poder para otorgar, suscribir y endosar toda clase de titulos de credito o valores, en los terminos del Articulo 9(degree) de la Ley General de Titulos y Operaciones de Credito

E) Poder para sustituir en todo o en parte sus poderes y facultades, y para otorgar y revocar poderes generales o especiales

F) Poder para convocar a Asambleas Generales de Accionistas y ejecutar y hacer cumplir las resoluciones que se adopten en las mismas

G) Poder para designar y revocar los nombramientos de director general de la Sociedad, gerentes, funcionarios personal de confianza y de los demas organismos internos de la Sociedad que estime conveniente senalando sus atribuciones, facultades, obligaciones, remuneracion, asi como las garantias que deban otorgar cuando el Consejo lo estime necesario.

                              SESIONES DEL CONSEJO

VIGESIMO QUINTA.- Las sesiones del Consejo de Administracion se celebraran en el domicilio de la Sociedad, o en cualquier otro lugar de la Republica Mexicana o del extranjero que se determine con anticipacion en la convocatorio respectiva y seran presididas por el presidente del Consejo y en ausencia de este por el presidente suplente, y en ausencia del presidente suplente, por cualquier consejero que designen los consejeros presentes en la sesion correspondiente, por mayoria de votos.

Actuara como secretario, el secretario del Consejo y en ausencia de este el secretario suplente del propio secretario del Consejo, o en ausencia del secretario suplente por cualquier consejero que designen los consejeros presentes en la sesion correspondiente.

     Las sesiones del Consejo podran celebrarse en cualquier tiempo cuando sean convocadas por el presidente del Consejo, o el secretario del Consejo o dos (2) consejeros. El (los) comisario (s) deberan ser citados a todas las sesiones del Consejo, a las que deberan asistir con voz pero sin voto.

Las convocatorias deberan hacerse por escrito y enviarse a cada uno de los consejeros propietarios, suplentes y comisarios, por lo menos con cinco (5) dias de anticipacion a la fecha en que deba de celebrarse la sesion relativa, a los domicilios respectivos que los mismos consejeros y comisarios hayan senalado para ese fin. Las convocatorias deberan especificar la hora, la fecha, y el lugar de la reunion, y deberan ser firmadas por quienes las hagan. Las convocatorias podran ser enviadas por correo o fax.

                                     QUORUM

VIGESIMO SEXTA.- A) Para que el Consejo de Administracion sesiones validamente, deberan estar siempre presentes, cuando menos, la mayoria de los consejeros que lo integren de vez en vez. Si una sesion del consejo no pudiere celebrarse por falta de quorum, se repetira la convocatoria cuantas veces sea necesario, enviandose las convocatorias en los terminos previstos por la Clausula Vigesimo Quinta anterior.

B) Para que las resoluciones del Consejo de Administracion sean validas, deberan ser adoptadas por el voto favorable de la mayoria de los Consejeros presentes, no obstante el quorum existente.

C) Las resoluciones tomadas fuera de sesion de Consejo de Administracion tendran la misma validez que si hubiesen sido adoptadas en sesion de Consejo de Administracion, siempre que sean tomadas por unanimidad de votos de sus miembros y se confirmen por escrito por cada uno de ellos.

                                      ACTAS

VIGESIMO SEPTIMA.- De cada sesion del Consejo se levantara un acta y se asentara en el Libro de Actas correspondiente, que firmara el presidente del Consejo, o en su defecto, la persona que haya presidido la sesion, el secretario o en su defecto quien haya fungido como secretario y el comisario o comisarios que haya asistido.

                                    GARANTIAS

VIGESIMO OCTAVA.- Los miembros del Consejo de Administracion, no requeriran asegurar la responsabilidad que pudieren contraer en el desempeno de sus encargos, ni tendran que otorgar caucion, fianza o deposito en efectivo ante la Sociedad, salvo que asi lo determine expresamente la Asamblea General de Accionistas.

                                   VIGILANCIA

VIGESIMO NOVENA.- La vigilancia de la Sociedad estara a cargo de tantos comisarios propietarios y sus suplentes como lo determine la Asamblea General de Accionistas. Todo accionista o grupo de accionistas que sea tenedor de acciones suscritas y totalmente pagadas, representativas del veinticinco por ciento (25%) del capital social de la sociedad, tendra derecho a designar a un comisario propietario, y a su respectivo suplente, sin perjuicio de aquellos que la Asamblea General Ordinaria de Accionistas de la sociedad elija por su parte, siempre que se haya abstenido de votar en dichas elecciones. Las mismas estipulaciones de la Clausula Vigesimo Segunda de estos Estatutos Sociales se aplicaran a la revocacion, renuncia, muerte o incapacidad de cualquier comisario elegido por un grupo de accionistas como se establece anteriormente.

                                   COMISARIOS

TRIGESIMA.- Los comisarios podran ser o no accionistas de la sociedad, duraran en su cargo por regla general un ano y, excepto por lo dispuesto en la legislacion aplicable, continuaran en el desempeno de su cargo hasta que los nombrados para sustituirlos sean designados y tomen posesion de sus cargos. La remuneracion de los comisarios, en su caso, sera fijada por la Asamblea General de Accionistas que los hubiere designado.

No podran ser comisarios (I) los que conforme a la ley esten inhabilitados para ejercer el comercio, (II) los empleados de la Sociedad, o los empleados de aquellas sociedades que sean titulares de acciones representativas de mas del veinticinco por ciento

(25%) del capital social de la Sociedad, cualquiera que sea su Clase o Serie, o
(III) los parientes consanguineos de los consejeros de la Sociedad, en linea recta sin limitacion de grado, los colaterales dentro del cuarto grado y los afines dentro del segundo grado.

                       FACULTADES OBLIGACIONES Y GRANITAS

TRIGESIMO PRIMERA.- El (los) comisario (s) tendran las facultades y obligaciones que establece el Articulo 166 de la Ley General de Sociedades Mercantiles. No requeriran asegurar la responsabilidad que pudieren contraer en el desempeno de sus encargos, ni tendran que otorgar comision, fianza o deposito en efectivo ante la Sociedad, salvo que asi lo determine expresamente la Asamblea General de Accionistas de la sociedad que los hubiere designado.

                                   CAPITULO V

                DE LA INFORMACION FINCIERA, UTILIDADES Y PERDIDAS

                               EJERCICIOS SOCIALES

TRIGESIMO SEGUNDA.- Los ejercicios sociales no excederan de un periodo de doce
(12) meses, empezaran el primero de enero y terminaran el 31 de diciembre de cada ano.

                             INFORMACION FINANCIERA

TRIGESIMO TERCERA.- A) Al finalizar cada ejercicio social se preparara un balance general, un estado de perdidas y ganancias, un estado de cambios en la posicion financiera y un estado de cambio en la inversion de los accionistas, asi como la demas informacion financiera a que se refiere el Articulo 172 de la Ley General de Sociedades Mercantiles, que deberan quedar concluidos dentro de los tres (3) meses siguientes a la clausura del correspondiente ejercicio social.

B) El presidente del Consejo de Administracion entregara el balance y la demas informacion financiera a los Comisarios, por lo menos con treinta (30) dias de anticipacion a la fecha senalada para la Asamblea General de Accionistas que haya de discutirlos, junto con los documentos justificativos y un informe general sobre la marcha de los negocios de la Sociedad. Los comisarios, dentro de los quince (15) dias siguientes, formularan un dictamen con las observaciones y propuestas que consideren pertinentes. El balance con sus anexos y la demas informacion financiera y el dictamen del comisario o comisarios deberan quedar en poder del Consejo de

Administracion durante un plazo de quince (15) dias siguientes, formularan un dictamen con las observaciones y propuestas que consideren pertinentes. El balance con sus anexos y la demas informacion financiera y el dictamen del comisario o comisarios deberan quedar en poder del Consejo de Administracion durante un plazo de quince (15) dias anteriores a la fecha de celebracion de la Asamblea General de Accionistas que haya de discutirlo, y copia de los mismos quedara a disposicion de cada accionista en las oficinas de la sociedad durante el plazo antes mencionado.

C) La sociedad llevara a cabo un adecuado registro contable en cada caso.

                                   UTILIDADES

TRIGESIMO CUARTA.- Las utilidades que se obtengan en cada ejercicio social se aplicaran de la siguiente manera:

A) Se separara, en primer lugar, la cantidad que corresponda por concepto de participacion de utilidades a los trabajadores, de acuerdo con los ordenamientos legales aplicables;

B) Se separara en segundo lugar, la cantidad que acuerde la Asamblea para la formacion o reconstitucion, en su caso, del fondo de reserva legal, cantidad que como minimo sera del cinco por ciento (5%) de las utilidades netas del ejercicio social que se trate, hasta que dicho fondo importe el veinte por ciento (20%) del capital social;

C) Una vez cumplido con lo previsto en los apartados A y B que anteceden, la Asamblea debera:

(i) Separar la cantidad que la Asamblea estime pertinente para la formacion o incremento de reservas de reinversion, de contingencia o las especiales que considere convenientes; y/o

(ii) Decretar dividendos mediante su distribucion entre los accionistas, en la inteligencia de que la distribucion de utilidades se realizara en proporcion al numero de acciones y del importe que sobre ellas hayan exhibido los accionistas; En el entendido, ademas que en caso de existir en circulacion acciones representativas del capital social de la Sociedad que sean preferentes y acumulativo, no se pagaran dividendos a los tenedores de acciones ordinarias en tanto dicho dividendo minimo acumulativo no haya sido cubierto por la Sociedad; y/o

(iii) Se llevaran las cantidades que la Asamblea determine a la cuenta de utilidades pendientes de aplicar.

                                    PERDIDAS

TRIGESIMA QUINTA.- Los accionistas solo responderan de las perdidas incurridas por la Sociedad, hasta y en proporcion al monto de sus respectivas aportaciones.

En consecuencia, los propietarios de acciones liberadas no tendran responsabilidad adicional alguna; Los propietarios de acciones que no hayan sido integramente pagadas, solo responderan hasta por el importe no exhibido de sus acciones.

                                   FUNDADORES

TRIGESIMO SEXTA.- Los fundadores no se reservan participacion especial alguna en las utilidades de la sociedad.

                                   CAPITULO VI

                            DISOLUCION Y LIQUIDACION

                              CAUSAS DE DISOLUCION

TRIGESIMO SEPTIMA.- La sociedad sera disuelta por resolucion adoptada por accionistas que representen al menos el setenta y cinco por ciento (75%) del capital suscrito y pagado de la Sociedad, en una Asamblea General Extraordinaria de Accionistas:

A) Por la expiracion del plazo de duracion fijado en estos Estatutos Sociales;

B) Por imposibilidad de seguir realizando su objeto social:

C) Por acuerdo de los accionistas, tomado de conformidad con estos Estatutos Sociales y con la ley;

D) Porque el numero de accionistas llegue a ser inferior a dos; o

E) Por la perdida de las dos terceras partes del capital social, salvo que los accionistas lo reconstituyan o lo disminuyan sin violacion del minimo establecido en la ley.

                                   LIQUIDACION

TRIGESIMO OCTAVA.- A) Acordada la disolucion de la Sociedad, esta se pondra en liquidacion, la que estara a cargo de uno o mas liquidadores segun lo determine la Asamblea General Extraordinaria de Accionistas respectiva.

B) Mientras no haya sido inscrito en el Registro Publico de la Propiedad y del Comercio el nombramiento de los liquidadores, y estos no hayan entrado en funciones, los consejeros continuaran en el desempeno de sus encargos.

C) La liquidacion se llevara a cabo en la forma prevista por la Ley General de Sociedades Mercantiles vigente. La Asamblea, en el cato de acordar la disolucion, debera establecer las reglas que, ademas de las disposiciones legales y las normas establecidas en estos Estatutos Sociales, deberan regir la actuacion de los liquidadores.

D) La Asamblea se reunira mediante la liquidacion en la misma forma prevista durante la existencia normal de la Sociedad, teniendo los liquidadores las facultades que correspondan al Consejo Administracion, y las funciones que establece a su cargo la Ley General de Sociedades Mercantiles vigente. Los comisarios desempenaran durante la liquidacion la misma funcion que durante la existencia normal de la Sociedad.

                                  CAPITULO VII

                              DISPOSICIONES FINALES

                                LEYES SUPLETORIAS

TRIGESIMO NOVENA.- Para todo lo no previsto por estos Estatutos Sociales, se estara a las disposiciones de la Ley General de Sociedades Mercantiles".

                             CLAUSULAS TRANSITORIAS:

PRIMERA.- El capital social minimo fijo sin derecho a retiro ha quedado integramente suscrito en la siguiente forma:

GRUPO TMM, SOCIEDAD ANONIMA DE CAPITAL VARIABLE
49 (CUARENTA Y NUEVE) acciones sin expresion de valor nominal cada una.

INMOBILIARIA TMM, SOCIEDAD ANONIMA DE CAPITAL VARIABLE 1 (UNA) accion sin expresion de valor nominal.

Las suscriptoras del capital social fijo han exhibido en efectivo el importe total de sus acciones, habiendo quedado depositada la suma de $50,000.00 (CINCUENTA MIL PESOS 00/100 M.N.), Moneda Nacional, en la caja de la sociedad

SEGUNDA.- A.- El Consejo de Administracion de la Sociedad estara integrado por cuatro miembros, designando al efecto a las personas que a continuacion se mencionan, para el primer ejercicio social y mientras no se hicieren nuevos nombramientos, para los cargos que tambien se mencionan:

PROPIETARIOS

JOSE FRANCISCO SERRANO SEGOVIA

JAVIER SEGOVIA SERRANO

JACINTO DAVID MARINA CORTES

MARIO MOHAR PONCE

B.- Se designa como presidente del Consejo de Administracion al Senor JOSE FRANCISCO SERRANO SEGOVIA.

C.- Para desempenar el cargo de SECRETARIO de la sociedad se designa al licenciado ROMUALDO SEGOVIA SERRANO.

D.- Para desempenar el cargo de PRO SECRETARIO de la Sociedad se designa al licenciado Jose Manuel Munoz Arteaga.

E.- Se nombra COMISARIO al senor contador publico ALBERTO DEL CASTILLO V.
VILCHIS.

TERCERA.- Se otorgan poderes y facultades a diversas personas, en los terminos que a continuacion se senalan:

A) A los senores ingeniero JOSE FRANCISCO SERRANO SEGOVIA y licenciado JAVIER SEGOVIA SERRANO, a quienes se les confiere como sigue:

1) PODER GENERAL PARA ACTOS DE DOMINIO QUE PERMITAN LAS LEYES.- Este poder podra ser ejercitado separadamente por el ingeniero JOSE FRANCISCO SERRANO SEGOVIA; y por el licenciado JAVIER SEGOVIA SERRANO conjuntamente con el senor ingeniero JOSE FRANCISCO SERRANO SEGOVIA.

2) PODER GENERAL PARA ADMINISTRAR BIENES Y SUSCRIBIR TITULOS DE CREDITO.- Los apoderados instituidos estaran facultados para administrar los negocios y bienes de la sociedad y ejecutar los actos, celebrar los contratos, firmar los documentos, otorgar las garantias asi como otorgar y suscribir titulos de Credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, que dicha administracion requiera.

LIMITACION.- El senor ingeniero JOSE FRANCISCO SERRANO SEGOVIA, ejercera las facultades que anteceden separadamente; y el licenciado JAVIER SEGOVIA SERRANO ejercera las facultades que anteceden tambien separadamente, siempre y cuando el monto del negocio no exceda de la suma de USD$10'000,000.00 (DIEZ MILLONES DE DOLARES AMERICANOS 00/100), moneda de curso legal en los Estados Unidos de America o su equivalente en otra moneda.

Si el monto del negocio excediere de la citada suma, el Licenciado JAVIER SEGOVIA SERRANO ejercera el presente conjuntamente con el senor ingeniero JOSE FRANCISCO SERRANO SEGOVIA.

3) PODER GENERAL PARA PLEITOS Y COBRANZAS con todas las facultades generales y la especiales que requieran clausula especial conforme a la ley, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos de los Codigos Civiles que rigen en los Estados de la Republica Mexicana, inclusive para transigir, comprometer en arbitros, presentar posturas en remate y obtener adjudicacion de bienes, renunciar leyes, pedir amparo, recusar, recibir pagos, presentar denuncias y querellas de caracter penal, constituirse en coadyuvantes del Ministerio Publico, otorgar perdon y desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo; poder que podran ejercitar ante toda clase de personas y autoridades, judiciales, administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de el, con la mayor amplitud posible. Las facultades que anteceden podran ser ejercitadas separadamente por los apoderados designados, en la inteligencia de que ninguno de ellos estara facultado para articular y absolver posiciones, pero si podran otorgar poderes para dicho fin.

4) Los senores ingeniero JOSE FRANCISCO SERRANO SEGOVIA y licenciado JAVIER SEGOVIA SERRANO quedan facultados separadamente para otorgar poderes generales o especiales confiriendo en todo o parte las facultades determinadas en los puntos 1), 2) y 3) que anteceden, asi como para revocarlos, salvo en materia de actos de dominio y de administracion cuando el monto del negocio exceda de USD$10,000,000.00 (DIEZ MILLONES DE DOLARES AMERICANOS 00/100) moneda de curso legal en los Estados Unidos de America o su equivalente en otra moneda, pues entonces el senor licenciado JAVIER SEGOVIA SERRANO debera actuar en forma conjunta con el senor ingeniero JOSE FRANCISCO SERRANO SEGOVIA.

B) A los senores JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA y HORACIO REYES GUZMAN, a quienes se les confiere como sigue:

1) PODER GENERAL PARA ADMINISTRAR BIENES Y SUSCRIBIR TITULOS DE CREDITO.- Los apoderados instituidos estaran facultados para administrar los negocios y bienes de la sociedad y ejecutar los actos, celebrar los contratos, firmar los documentos, otorgar las garantias asi como otorgar y suscribir titulos de Credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, que dicha administracion requiera.

LIMITACION.- Los apoderados instituidos ejerceran las facultades que anteceden conjuntamente DOS cualesquiera de ellos, siempre y cuando el monto del negocio no exceda de la suma de USD$5'000,000.00 (CINCO MILLONES DE DOLARES AMERICANOS 00/100), moneda de curso legal en los Estados Unidos de America o su equivalente en otra moneda.

Si el monto del negocio excediere de la citada suma, cualquiera de los apoderados nombrados ejercera el presente conjuntamente con el senor ingeniero JOSE FRANCISCO SERRANO SEGOVIA o con el Licenciado JAVIER SEGOVIA SERRANO.

2) PODER GENERAL PARA PLEITOS Y COBRANZAS con todas las facultades generales y la especiales que requieran clausula especial conforme a la ley, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos de los Codigos Civiles que rigen en los Estados de la Republica Mexicana, inclusive para transigir, comprometer en arbitros, presentar posturas en remate y obtener adjudicacion de bienes, renunciar leyes, pedir amparo, recusar, recibir pagos, absolver y articular posiciones, presentar denuncias y querellas de caracter penal, constituirse en coadyuvantes del Ministerio Publico, otorgar perdon y desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo; poder que podran ejercitar ante toda clase de personas y autoridades, judiciales, administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de el, con la mayor amplitud posible. Las facultades que anteceden podran ser ejercitadas separadamente por los apoderados designados.

3) Los senores JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA y HORACIO REYES GUZMAN actuando conjuntamente dos cualesquiera de ellos, podran otorgar poderes generales o especiales con la amplitud y las limitaciones que se determinan en los puntos 1) y 2) que anteceden, asi como para revocarlos.

C) A los senores FRANCISCO MIGUEL KASSIAN DIAZ, GERARDO PRIMO RAMIREZ, SILVERIO DI COSTANZO PEREZ y MARIO MOHAR PONCE, a quienes se les confiere como sigue:

     1) PODER GENERAL PARA ADMINISTRAR BIENES Y SUSCRIBIR TITULOS DE CREDITO.- Los apoderados instituidos estaran facultados para administrar los negocios y bienes de la sociedad y ejecutar los actos, celebrar los contratos, firmar los documentos, otorgar las garantias asi como otorgar y suscribir titulos de Credito en los terminos del articulo noveno de la Ley General de Titulos y Operaciones de Credito, que dicha administracion requiera.

     LIMITACION.- Los apoderados instituidos ejerceran las facultades que anteceden cualesquiera de ellos conjuntamente con cualquiera de los senores JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA y HORACIO REYES GUZMAN, siempre y cuando el monto del negocio no exceda de la suma de USD$5'000,000.00 (CINCO MILLONES DE DOLARES AMERICANOS 00/100), moneda de curso legal en los Estados Unidos de America o su equivalente en otra moneda.

     Si el monto del negocio excediere de la citada suma, cualquiera de los apoderados nombrados ejercera el presente conjuntamente con el senor ingeniero JOSE FRANCISCO SERRANO SEGOVIA o con el Licenciado JAVIER SEGOVIA SERRANO.

     2) PODER GENERAL PARA PLEITOS Y COBRANZAS con todas las facultades generales y la especiales que requieran clausula especial conforme a la ley, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos de los Codigos Civiles que rigen en los Estados de la Republica Mexicana, inclusive para transigir, comprometer en arbitros, presentar posturas en remate y obtener adjudicacion de bienes, renunciar leyes, pedir amparo, recusar, recibir pagos, absolver y articular posiciones, presentar denuncias y querellas de caracter penal, constituirse en coadyuvantes del Ministerio Publico, otorgar perdon y desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo; poder que podran ejercitar ante toda clase de personas y autoridades, judiciales, administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de el, con la mayor amplitud posible. Las facultades que anteceden podran ser ejercitadas separadamente por los apoderados designados.

     3) Los apoderados instituidos actuando cualquiera de ellos conjuntamente con los senores JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA y HORACIO REYES GUZMAN, podran otorgar poderes generales o especiales con la amplitud y las limitaciones que se determinan en los puntos 1) y 2) que anteceden, asi como para revocarlos.

D) A los senores LUIS CARLOS CALVILLO CAPRI, DAVID AVILES COLON, MOISES TORRES RIVERA y AGUSTIN SALINAS GONZALEZ, a quienes se les confiere como sigue:

     1) PODER GENERAL PARA PLEITOS Y COBRANZAS con todas las facultades generales y la especiales que requieran clausula especial conforme a la ley, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos de los Codigos Civiles que rigen en los Estados de la Republica Mexicana, inclusive para transigir, comprometer en arbitros, presentar posturas en remate y obtener adjudicacion de bienes, renunciar leyes, pedir amparo, recusar, recibir pagos, absolver y articular posiciones, presentar denuncias y querellas de caracter penal, constituirse en coadyuvantes del Ministerio Publico, otorgar perdon y desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo; poder que podran ejercitar ante toda clase de personas y autoridades, judiciales, administrativas, civiles, penales y del trabajo, federales
          o locales, en juicio y fuera de el, con la mayor amplitud posible. Las facultades que anteceden podran ser ejercitadas separadamente por los apoderados designados.

     2) PODER GENERAL PARA ACTOS DE ADMINISTRACION EN LA RAMA LABORAL, en los terminos del segundo parrafo del citado articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos en sus Codigos Civiles que rigen en los Estados de la Republica Mexicana, por lo que los apoderados instituidos seran representantes legales de la sociedad poderdante en los terminos del articulo once de la Ley Federal del Trabajo que dispone: "Los directores, administradores, y demas personas que ejercen funciones de direccion o administracion en la empresa o establecimiento seran considerados representantes del patron y en tal concepto lo obligan en sus relaciones con trabajadores", por lo que estan facultados para comparecer a la etapa conciliatoria de los juicios laborales en los terminos de los articulos seiscientos noventa y dos fraccion segunda, ochocientos setenta y seis, ochocientos setenta y ocho y demas relativos de la Ley Federal del Trabajo, asi como a representar a la sociedad en toda la secuela de dichos juicios, con la suma de facultades que a tal representacion corresponda.

     3) PODER ESPECIAL para representar a la sociedad poderdante ante el INSTITUTO MEXICANO DEL SEGURO SOCIAL (IMSS), el INSTITUTO DEL FONDO NACIONAL DE LA VIVIENDA PARA LOS TRABAJADORES (INFONAVIT) y las instituciones que manejan el SISTEMA DE AHORRO PARA EL RETIRO (SAR).

          Los apoderados instituidos quedan expresamente facultados para hacer toda clase de gestiones ante los mencionados Organismos, asi como para suscribir las declaraciones y demas documentacion que fuere necesaria
          o conveniente, y llevar a cabo cuantos actos, agencias y diligencias se requieran para dichos fines.

     4) Los poderes y facultades que anteceden seran ejercitados separadamente por los apoderados instituidos, quienes podran otorgar estos poderes y facultades generales o especiales con la amplitud y limitaciones que se determinan en los puntos 1), 2) y 3) anteriores, cualquiera de ellos conjuntamente con el senor JOSE MANUEL MUNOZ ARTEAGA, asi como para revocarlos.

E) A los senores ENRIQUE GONZALEZ NUNEZ, VICTOR ALFONSO GONZALEZ PAREDES, SIMON NAVARRO FLORES, SILVIA MILLAN HERNANDEZ, ENRIQUE MARTINEZ SANCHEZ, JOSE ENRIQUE ZAVALA SALAS, RODOLFO ROVELO BETANCOURT y FIDEL PAZ CRUZ, a quienes se les confiere como sigue:

1) PODER ESPECIAL para que, en nombre y representacion de la sociedad, firmen declaraciones periodicas, anuales y complementarias, retenciones fiscales, asi como cualesquiera otros documentos que fueren necesarios para cumplir con las obligaciones fiscales impuestas por el Codigo Fiscal de la Federacion, la Ley del Impuesto Sobre la Renta, la Ley del Impuesto al Valor Agregado y demas leyes o disposiciones de caracter fiscal, ya sean federales, estatales o municipales.

2) PODER ESPECIAL para firmar dictamenes fiscales, federales, locales o municipales; presentar declaraciones y promociones y solicitar y tramitar devoluciones de contribuciones; comparecer en todo lo relacionado con auditorias fiscales y representar a la sociedad en litigios de indole fiscal ante las autoridades correspondientes.

3) Unicamente en relacion con los documentos y actos a que se refieren los numerales 1) y 2) que anteceden, los apoderados instituidos gozaran de todas las facultades generales y aun las especiales que de acuerdo con la ley requieran clausula especial, de un poder general para pleitos y cobranzas en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos en los Codigos Civiles que rigen en los Estados de la Republica Mexicana, inclusive para transigir, comprometer en arbitros, absolver y articular posiciones, renunciar leyes, pedir amparo, recusar, recibir pagos, presentar denuncias y querellas de caracter penal, constituirse en coadyuvantes del Ministerio Publico, otorgar perdon y desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo.

4) Los apoderados instituidos ejerceran separadamente los poderes y facultades que anteceden ante la Secretaria de Hacienda y Credito Publico, Tesoreria de la Federacion,

     Administracion especial de recaudacion, y cualquiera otra oficina dependiente de la citada Secretaria, Tribunal Fiscal de la Federacion, Instituto Mexicano del Seguro Social, asi como ante la Tesoreria del Distrito Federal y cuales quiera otras autoridades hacendarias, federales o locales, y ante autoridades judiciales y administrativas, federales o locales, en juicio y fuera de el con la mayor amplitud posible.

5) LIMITACION.- Los apoderados instituidos ejerceran los poderes y facultades que se les confieren en la presente conjuntamente con el licenciado JAVIER SEGOVIA SERRANO cuando el monto del negocio exceda de USD$5'000,000.00 (CINCO MILLONES DE DOLARES AMERICANOS 00/100) moneda de curso legal en los Estados Unidos de America o su equivalente en cualquier otra moneda hasta la cantidad de USD$10'000,000.00 (DIEZ MILLONES DE DOLARES AMERICANOS 00/100) moneda de curso legal en los Estados Unidos de America o su equivalente en cualquier otra moneda.

F) A los senores JESUS NAVARRO SANCHEZ, CLAUDIA CYNTHIA SANCHEZ PORRAS, FRANCISCO MANUEL GUTIERREZ DE VILLA, LOURDES VAZQUEZ NUNEZ, EMMANUEL BANDALA MAGALLON y RAYMUNDO FALCON SAMPAYO, a quienes se les confiere como sigue:

1) PODER GENERAL PARA PLEITOS Y COBRANZAS, con todas las facultades generales y la especiales que requieran clausula especial conforme a la ley, en los terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y del Codigo Civil Federal y sus correlativos de los Codigos Civiles que rigen en los Estados de la Republica Mexicana, inclusive para transigir, comprometer en arbitros, presentar posturas en remate y obtener adjudicacion de bienes, renunciar leyes, pedir amparo, recusar, recibir pagos, absolver y articular posiciones, presentar denuncias y querellas de caracter penal, constituirse en coadyuvantes del Ministerio Publico, desistirse de toda clase de juicios, recursos y procedimientos en general, asi como del juicio de amparo; poder que podran ejercitar ante toda clase de personas y autoridades, judiciales, administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de el, con la mayor amplitud posible. Las facultades que anteceden podran ser ejercitadas separadamente por los apoderados designados. En la inteligencia de que ninguno de los apoderados instituidos en este inciso estara facultado para otorgar perdon.

     2) Los senores JESUS NAVARRO SANCHEZ, CLAUDIA CYNTHIA SANCHEZ PORRAS, FRANCISCO MANUEL GUTIERREZ DE VILLA y LOURDES VAZQUEZ NUNEZ podran otorgar cualesquiera de ellos confiriendo este poder y facultades generales o especiales con la amplitud y limitaciones determinadas en el punto 1) que antecede conjuntamente con el senor JOSE MANUEL MUNOZ ARTEAGA, asi como para revocarlos.

                                                                     EXHIBIT 3.2

                              CORPORATE BY-LAWS OF

                           TMM HOLDINGS, S.A. DE. C.V.

                                     CHAPTER

                               GENERAL PROVISIONS

                                      NAME

FIRST.- The Corporation shall be called TMM HOLDINGS. This name shall always be followed by the words SOCIEDAD ANONIMA DE CAPITAL VARIABLE, or by the abbreviation thereof, S.A. DE C. V.

                                    DURATION

SECOND.- The duration of the Corporation shall be NINETY NINE years, calculated from the date of its incorporation.

                                    DOMICILE

THIRD.- The Corporation shall be domiciled in Mexico City, Federal District, without precluding the possibility of establishing branch offices, agencies, offices, warehouses or locations anywhere within the Mexican Republic or abroad. The Corporation may state conventional domiciles in the legal acts it may execute.

                                     PURPOSE

FOURTH.- The Corporation shall be engaged in:

a) Participating as partner or shareholder in other corporations that may be related to the purpose of the corporation, either upon its incorporation or at any subsequent time and to carry out, in any manner, all types of associations (including, without limitation, joint ventures, as associating or associate or partner), in those matters, businesses or companies that are related to the purpose of the corporation;

b) Operating the international multimodal transportation of merchandise in general, acting as principal in the organization and execution thereof and to assume VIS-A-VIS the user or its assigns the total responsibility for the respective agreement (on the understanding that it may not provide the national land cargo transportation service).

c) Coordinating and controlling everything regarding the international multimodal transportation from/to land maritime ports, interior terminals, warehouses or any other facilities where it may be feasible to carry out loading and unloading maneuvers for the above, considering the existing works and facilities (on the understanding that it may not provide the international land cargo transportation service);

d) Consolidating, deconsolidating and storing merchandise subject to multimodal transportation, on the understanding that the relevant maneuvers shall be contracted with the permission-holders authorized by the Ministry of Communications and Transport, in areas of

e) Entering into agreements on its own or third parties' account, with its associates or principals or with third parties in order to carry out the multimodal transportation of merchandise in general (on the understanding that it may not provide the national cargo land transportation service);

f) Entering into agreements with its partners or third parties to link or combine its facilities or services and issue to the user the necessary document covering cargo transportation, storage and handling in general for all the services provided in the international multimodal transportation (on the understanding that it may not provide the national land cargo transportation service);

g) Entering into agreements with foreign, national or foreign companies or Mexican shipping companies or any other company;

h) Contract on its own account or on account of the users the insurance, financing or any other guaranty agreements that may be necessary or convenient for more efficient and secure merchandise transportation, storage and handling;

i) Install agencies in the country and abroad for the promotion and execution of multimodal transportation agreements;

j) Arrange and obtain from the competent authorities the concessions, permits or authorizations that may be necessary for the better performance of its corporate purpose;

k) Acquire the ownership of, take under lease, own or manage the urban real property and personal property or of any other nature permitted by the laws in the Mexican Republic or in other countries, in accordance with the requirements demanded by the latter and that it requires to fulfill its corporate purpose, on the understanding that in no event whatsoever it may acquire, own or manage real estate for farming purposes;

1) Grant real guaranties over each and all types of assets of the corporation (including, without limitation, mortgage guaranties), or any type of personal guaranties, either to guarantee obligations of its own or to guarantee obligations of third parties, with or without a consideration therefor;

m) Act as a concessionaire and/or permit-holder for services connected to or auxiliary to the general means of communication, in those activities related to multimodal transportation, as stipulated by the laws in the matter and under the terms these may be granted to it;

n) To conduct any credit operation permitted by the law as creditor or borrower and, as a result thereof, to subscribe, endorse, guarantee and, generally, negotiate any credit instrument;

o) Generally, to execute agreements, perform the acts and sign the documents that may be necessary for the due fulfillment of its corporate purpose.

                                   NATIONALITY

FIFTH.- The Corporation is Mexican. The present or future foreign partners agree and bind themselves VIS-A-VIS the Mexican government through the Ministry of Foreign Affairs to be considered nationals as regards (I) the shares, corporate equities or rights of the corporation that they may acquire or which they may hold, (II) the assets, rights, concessions, equity or interests held by the corporation, and (III) the rights and obligations derived from the agreements and legal acts to which the Corporation itself may be a party and not to invoke, for the same reason, the protection of their governments, under penalty, otherwise, to forfeit to the benefit of the Mexican Nation the rights and assets they may have acquired.

                                   CHAPTER II

                            CAPITAL STOCK AND SHARES

                            CAPITAL STOCK AND SHARES

SIXTH.- (A) The capital stock of the Corporation is variable. The minimum fixed capital stock not entitled to withdrawal amounts to FIFTY THOUSAND PESOS ($50,000.00), Mexican Currency, fully subscribed and paid, represented by FIFTY
(50) shares of Class "I", Series "A", all of them common, nominative shares without face value expressed. The variable part of the capital stock shall be unlimited.

(B) The minimum fixed portion of the capital stock not entitled to withdrawal shall always be represented by Class "I" shares and shares of the Series that may be determined in each particular case by the General Shareholders' Meeting resolving on the issuance thereof. The variable portion of the capital stock shall always be represented by Class "II" shares, of the Series that in each particular case is determined by the General Shareholders' Meeting that resolves upon the issuance thereof.

(C) Series "A" shares may only be subscribed by persons or investors of Mexican nationality or corporations with a majority of Mexican capital and, at any time, these must represent fifty one percent (51%) of the capital stock of the Corporation. The other share series to be issued through a resolution of the General Shareholders' Meeting of the Corporation shall be freely subscribable and may, therefore, be acquired by Mexican investors and/or by foreign individuals or corporations and/or foreign economic units or by Mexican companies with a majority holding by foreign capital or where foreigners, under any entitlement, have the power to determine the management of the corporation, on the understanding that none of the shares to be issued by the corporation may be acquired by foreign governments or states and, should this occur, said acquisitions and shares shall remain ineffective and without any value whatsoever from the time they are acquired.

(D) The Corporation may issue shares with restricted voting rights or limited in any other manner as with the limitation of other corporate rights, always fulfilling the provisions in Article 17 of the General Law of Mercantile Corporations, with rights equal or lesser than those set forth by Article 113 of the General Law of Mercantile Corporations, with a minimum preferential dividend or without it, which shall be divided into the Series determined in each case by the General Shareholders' Meeting resolving the issuance of shares, which shall be representative of the capital stock of the corporation and that may be issued after fulfilling the requirements contemplated by the applicable legislation. Also, the corporation may issue Series "N" shares representing the neutral investment in the Corporation, as determined by the General Shareholders' Meeting that resolves the issuance of this type of shares representing the capital stock of the corporation, pursuant to the provisions of the applicable legislation.

The investment made by foreigners through the acquisition of Series "N" shares granting limited voting rights shall be considered neutral investment, after a previous resolution granted in that respect by the National Commission of Foreign Investment and, therefore, it shall not be calculated for the purposes of determining the percentage of participation of the foreign investment in the capital stock of the corporation.

(E) All shares representing the capital stock of the corporation shall grant equal rights to their holders within their same Class or Series. Every shareholder shall represent one vote for each share owned by him her, at the Shareholders' Meetings to which the former is entitled to attend, as it may be applicable pursuant to the rights established for each Class or Series of Shares being issued, either in the event said rights are contemplated in these Corporate By-laws or if said rights have been determined by the General Shareholders' Meeting that may have resolved about their issuance.

(F) Series "A" shares shall confer in every case a full voting right. The other share series to be issued by the Corporation shall confer upon their holders the voting rights contemplated by these Corporate By-laws or, failing which, those rights determined in each particular case by the General Shareholders' Meeting that may have resolved the issuance thereof. The voting rights determined by the General Shareholders' Meeting or by these Corporate By-laws in connection with the issuance of shares of any Class or Series must in any case be transcribed in the last final certificates or provisional certificates that are issued to cover them. It is expressly understood and agreed that the holders of shares with limited or restricted voting rights for no reason whatsoever shall have the power to determine the management of the Corporation. Generally, they shall only have a voting right in those cases and for the matters expressly set forth in these Corporate By-laws or, in the absence thereof, in those cases and for the matters expressly determined by the General Shareholders' Meeting that may have resolved the issuance thereof.

                               SHARE CERTIFICATES

SEVENTH.- The shares shall be represented by nominative certificates that may cover one or several shares and that may have attached thereto numbered coupons. The certificates shall bear the autograph or facsimile signature of the Chairman and the Secretary of the Board of Directors. Should facsimile signatures be used, the originals thereof must be deposited with the Public Registry Bureau where the corporation is registered. Pending issuance of the final share certificates, the Corporation shall issue to the shareholders provisional certificates evidencing their participation in the capital stock. Said provisional certificates shall be nominative and may have attached thereto coupons and be exchanged in due course for the final share certificates.

EIGHTH.- Both the final and the provisional share certificates must meet the requirements set forth by Articles 125 and 127 of the General Law of Mercantile Corporations and must contain the literal insertion of the Fifth Clause of these Corporate By-laws.

                                  SHARE LEDGER

NINTH.- The Corporation shall keep a share ledger for those shares it owns, stating the numbers, Classes, Series and other particulars.

II.- The statement of the payments made or the indication that these are released shares;

III.- The share transfers to be made, provided said transfers fulfill the provisions of these Corporate By-laws;

IV.- The other acts that must be registered according to the legal provisions in force from time to time, at the request of an interested party.

The Corporation considers as the share owner whomever appears registered as such in the corporation's share ledger.

                             CAPITAL STOCK INCREASE

TENTH.- The minimum fixed portion of the Corporation's capital may only be increased if the relevant resolutions are taken at the General Extraordinary Shareholders' Meeting of the corporation and if the Sixth Clause of these Corporate By-laws is amended. The minimum fixed portion of the capital stock shall always be represented by Class "I" shares and by the Series determined in each case for such purpose by the General Shareholders' Meeting that may have resolved upon their issuance, always fulfilling the provisions of the Sixth Clause of these Corporate By-laws.

The capital of the Corporation, in its variable portion, may be increased without the need to amend the Corporate By-laws, with the only formality that said increases shall be resolved at a General Ordinary Shareholders' Meeting of the corporation. The variable portion of the capital stock shall always be represented by Class "II" shares and the Series determined in each case by the General Ordinary Shareholders' Meeting that resolves upon said increase, always fulfilling the provisions of the Sixth Clause of these Corporate By-laws.

The Capital increase may not be resolved if at that time all the shares issued by the corporation before are not fully subscribed or paid, whichever their Class or Series may be.

The Corporation shall keep a Capital Variation Ledger where the increases and/or decreases in the capital stock shall be entered.

                            CAPITAL STOCK REDUCTIONS

ELEVENTH.- The Capital stock of the Corporation, in its minimum fixed portion may only be decreased if the relevant resolutions are taken at a General Extraordinary Shareholders' Meeting of the corporation and if the Sixth Clause of these Corporate By-laws is amended, fulfilling at any time the provisions of said clause. As regards the capital stock, in its variable portion, it shall be reduced through a resolution taken a General Ordinary Shareholders' Meeting, without any further formality, fulfilling at any time the provisions in the Sixth Clause of the Corporate By-laws.

In the event of any resolution to decrease the capital stock of the Corporation, either in its fixed minimum portion or in its variable portion and except for a contrary resolution taken by the General Shareholders' Meeting resolving said decrease, any decrease in the capital stock shall be made by canceling the shares, either of Class "I" regarding the fixed minimum portion, or of Class "II" for the case of the variable portion of the capital stock, whichever their Series may be, but fulfilling in any case the provisions of the Sixth Clause of these Corporate By-laws, by an amount such that allows for the proportional amortization of the shares of all those holding shares that represent the capital stock of the corporation. The capital stock of the corporation may not be reduced through the amortization of shares representative of the capital stock of a certain share Series, without the prior approval of the majority of shareholders of said Series resolved at a Special Shareholders' Meeting.

                       EXERCISE OF THE RIGHT OF WITHDRAWAL

TWELFTH.- Holders of shares of the variable portion of the capital stock of the corporation are entitled, prior approval of the General Ordinary Shareholders' Meeting, as stated below, to withdraw the entirety or a part of their contributions represented by the shares into which the variable portion of the capital stock is divided.

For the above purposes, the shareholder that wishes to withdraw his (her) interest in the variable capital of the Corporation, shall notify the Secretary of the Board of Directors of his (her) intention to withdraw. The Secretary of the Board shall call a General Ordinary Shareholders' Meeting within the thirty
(30) days following the date of notification by the shareholder in question, so that the Shareholders' Meeting, through a resolution taken pursuant to these Corporate By-laws, approves or rejects the request for withdrawal of said shareholder. If the request for withdrawal is approved, the Corporation shall reimburse his (her) interest to the shareholder in question, at the value and under the terms and conditions stated for such purpose by said Shareholders' Meeting or, in the absence thereof, at the book value of said shares according to the last balance sheet approved by the General Annual Ordinary Shareholders' Meeting of the Corporation immediately preceding the date of the Shareholders' Meeting that may have resolved upon said request for withdrawal, within the fifth fiscal year following the date of said Shareholders' Meeting.

                    RESTRICTION TO THE CIRCULATION OF SHARES

THIRTEENTH.- The sale, donation, exchange or, in any other manner, the transfer of any of the shares into which the capital stock of the Corporation is divided, as well as the creation of any pledge or lien thereon (except in connection with Series "A" shares) shall require the prior approval of the Board of Directors of the Corporation, which may withhold said authorization by designating a buyer for the shares intended to be transferred, at the market price then prevailing.

The transfer of shares made by any shareholder with any of its Affiliates is excepted from the provisions in the preceding paragraph.

For the purposes of this Clause, "AFFILIATE" shall mean, in connection with any person, any individual, firm, company, corporation or any other entity controlling said person or that is, together with said person, under common control of a third person; and "CONTROL" must be understood as the direct or indirect ownership of more than fifty one percent (51%) of the shares or corporate equities of any person and the direct power to direct the general management and policies of said person. The term "PERSON" must be broadly construed as including any individual, firm, company, corporation, association, trust or any other entity.

                                   CHAPTER III

                             SHAREHOLDERS' MEETINGS

                             SHAREHOLDERS' MEETINGS

FOURTEENTH.- The General Shareholders' Meeting is the supreme body of the Corporation and it subordinates all the others, since it shall be empowered to take all kinds of resolutions and remove any Director or any officer, respecting, as the case may be, minority rights. Its resolutions must be enforced and the fulfillment thereof shall be overseen by the Board of Directors or by a person or persons expressly appointed by the relevant Shareholders' Meeting.

                         CLASS OF SHAREHOLDERS' MEETINGS

FIFTEENTH.- The Shareholders' Meetings may be General or Special. The General Shareholders' Meetings may be Ordinary or Extraordinary.

General Ordinary Shareholders' Meetings are those held to deal with any matter not reserved by the General Law of Mercantile Corporations or by these Corporate By-laws to the General Extraordinary Shareholders' Meetings.

General Extraordinary Shareholders' Meetings are those held to deal with any of the matters mentioned in article one hundred and eighty-two (182) of said General Law of Mercantile Corporations.

Special Shareholders' Meetings are those held by the holders of a sole Class or Series of shares representing the capital stock. Special Shareholders' Meetings shall be ruled, in everything contemplated by these By-laws, by Article 195 of the General Law of Mercantile Corporations.

                             SHAREHOLDERS' MEETINGS

SIXTEENTH.- All Shareholders' Meetings shall be held at the domicile of the Corporation whenever called, and shall be null and void without this requirement, except

(A)  in the event of force majeure or acts of God, or

(B) if the resolutions taken at an uncalled Shareholders' Meeting, or outside a Shareholders' Meeting, are taken by the shareholders pursuant to the provisions in the Eighteenth Clause of these Corporate By-laws.

A General Ordinary Shareholders' Meeting must be held at least once a year, within the four months following the close of the fiscal year in question, to deal with (i) the discussion, approval and modification of the report of the Board of Directors in connection with the general balance sheet, the statement of profit and loss, the statement of changes in financial position of the Corporation and the statement of changes in shareholders' investment for said fiscal year, taking into account the report of the examiner(s), and taking the measures it may deem expedient, and (ii) the appointment of the directors and examiners for the fiscal year in question, as well as to determine their emoluments, in addition to and independently of the matters included in the respective agenda.

                                      CALLS

SEVENTEENTH.- The calls to the General or Special Shareholders' Meetings shall be made by the Chairman or the Secretary of the Board of Directors, or by two Directors or an Examiner or by the shareholders representing at least thirty three percent (33%) of the outstanding capital stock of the Corporation.

Any call must be made through publication in the Official Gazette of the Federation and in one of the newspapers with the broadest circulation of the place where the Corporation is domiciled, in both cases, at least fifteen (15) days in advance of the date scheduled to hold said Shareholders' Meeting.

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Any call shall contain the date and place to hold the Shareholders' Meeting in question, the agenda thereof and it shall be signed by the issuer thereof.

The call shall not be necessary in the event of resolutions taken by uncalled Shareholders' Meetings, or taken outside a Shareholders' Meeting, in both cases subject to the provisions in the Eighteenth Clause below, nor in the event of the continuation of a duly convened Shareholders' Meeting, provided that upon the interruption of said Meeting, the date, time and place where it should be continued have been stated.

                      QUORUM OF THE SHAREHOLDERS' MEETINGS

EIGHTEENTH.- A) For the General Ordinary Shareholders' Meetings to be considered duly convened through a first call, at least fifty percent (50%) of the shares into which the outstanding capital stock of the Corporation is divided and then entitled to vote at said Meetings should be represented, and for their resolutions to be valid, it shall always be required that these are taken by the majority of the votes in attendance. Through a second and subsequent calls, the General Ordinary Shareholders' Meetings shall be considered duly convened with whichever the number of shares entitled to vote at said Shareholders' Meetings is represented and for their resolutions to be valid, these shall be binding provided that they are taken by the majority of votes of the shares present or represented at said Shareholders' Meeting.

B) For the General Extraordinary Shareholders' Meetings to be duly convened through a first call, at least seventy five percent (75%) of the shares into which the outstanding capital stock of the Corporation is divided and then entitled to vote at said Meeting should be represented, and for their resolutions to be valid, it shall be required that these are taken by a number of shares representing, at least, one half of the outstanding capital stock of the Corporation then entitled to vote at said Shareholders' Meeting. Through a second and subsequent calls, the General Extraordinary Shareholders' Meetings shall be considered duly convened when, at least, fifty percent (50%) of the shares that make up the capital stock of the Corporation then outstanding and entitled to vote is represented at said Meetings, and for their resolutions to be valid, it shall always be required that these are taken by a number of shares representing, at least, fifty percent (50%) of the shares that make up the capital stock of the

Corporation then outstanding and entitled to vote at said Shareholders' Meeting.

C) The resolutions taken by the shareholders (either General or Special) not summoned under the terms of the Seventeenth Clause of these Corporate By-laws shall be null and void, unless at the time of voting all the shares entitled to vote at said Shareholders' Meeting have been represented. The resolutions taken outside a Shareholders' Meeting by unanimous voting of the shares entitled to vote at said Shareholders' Meeting shall have, for all legal purposes, the same validity as if they had been taken while holding a Shareholders' Meeting, provided these are evidenced in writing.

D) For the resolutions of any General Shareholders' Meeting to be held to deal with (i) the amendment of the rights of any Class or Series of the shares representing the capital stock of the Corporation, or (ii) for the amortization of a particular Class or Series of shares to be valid, said resolutions shall require the prior approval by the majority of the holders of said Class or Series of shares whose rights are intended to amortize, taken at a Special

Shareholders' Meeting pursuant to these Corporate By-laws.

                REQUIREMENTS TO ATTEND THE SHAREHOLDERS' MEETINGS

NINETEENTH.- In order to attend the Shareholders' Meetings, it shall suffice that the shareholders are registered in the Share Ledger of the Corporation and, failing which, the shareholders must submit the definitive certificates or provisional certificates covering their shares or to deposit them in credit institutions in the Mexican Republic or abroad, producing for such purpose the proof of the corresponding deposit. Share deposits may also be evidenced by telex, telegram or fax sent to the Corporation by the depositary institution.

The shareholders may be represented at the Shareholders' Meetings by proxies that may or may not be shareholders of the Corporation. The representation may be conferred through a general or special notarial power of attorney, through a simple proxy letter granted before two witnesses and which meets the requirements established by the Law. The directors and examiners are forbidden to act as proxies for shareholders at any Shareholders' Meeting of the Corporation.

                     PROCEDURE OF THE SHAREHOLDERS' MEETING

TWENTIETH - A) Shareholders' Meetings shall be presided over by the Chairman of the Board of Directors and the Secretary of the Board of Directors shall act as Secretary thereof. In the absence of any of them, the persons appointed for such purpose at the relevant Shareholders' Meetings shall act in said capacity.

B) At the beginning of the Shareholders' Meeting, the Chairman shall appoint one or more tellers to count the shares present or represented and entitled to vote thereat, who must prepare an attendance list where they shall write down the names of the shareholders there present or represented, the number of shareholders and the Class or Series to which they belong, in order to be able to make the respective vote count.

C) If the quorum required according to these Corporate By-laws is in attendance, the Chairman shall declare it duly convened and shall proceed to deal with the agenda.

D) Minutes shall be drawn up of every Shareholders' Meeting, which shall be entered in the respective Minutes Book of Shareholders' Meetings that shall be opened and kept by the Corporation, which must be signed by the Chairman and Secretary of the Meeting, as well as by the Examiner(s) that may have attended. The documents supporting that the calls were made under the terms stipulated by the Corporate By-laws shall be attached to the appendix of each minutes or, as the case may be, evidence of the assumptions contemplated in section C) of the Eighteenth Clause of these Corporate By-laws shall also appended, as well as the attendance list duly signed by the tellers and the other attendants that may wish to do so, the proxies or a copy of the relevant notarial power of attorney, the reports and other documents that may have been submitted to the consideration of the Shareholders' Meeting and a copy of the respective Minutes.

                                   CHAPTER IV

                           MANAGEMENT AND SURVEILLANCE

                               BOARD OF DIRECTORS

TWENTY-FIRST.- The management of the Corporation shall be entrusted upon a Board of Directors. The Board of Directors shall always be made up of a minimum number of four directors and a maximum of seven, as determined by the General Ordinary Shareholders' Meeting in each case. The Board of Directors shall never be made up of less than four directors.

The Directors shall be appointed at a General Ordinary Shareholders' Meeting. Under the terms contemplated by Article 112 of the General Law of Mercantile Corporations, the holders of Series "A" shares shall have the special right to designate the majority of the members of the Board of Directors of the Corporation, from time to time, by majority voting of the holders of said Series "A" shares, taking care at any time of the rights set forth in the Twenty-third Clause of these By-laws. To that effect, each General Shareholders' Meeting at which the members of the Board of Directors of the Corporation are designated for any fiscal year of the Corporation, the Chairman of said Shareholders' Meeting shall request to the shareholders entitled to vote at the same if they wish to use the right corresponding to them, as the case may be, according to the provisions in the Twenty-third Clause of these Corporate By-laws or pursuant to the special rights of each share Series, as the case may be, and once the number of directors is so determined, the holders of Series "A" shares shall be given the opportunity to appoint the number of directors that may be necessary to designate the majority of the members that make up the Board of Directors of the Corporation for the fiscal year in question, and said Board of Directors must be made up of an uneven number of directors in any event.

In the absence of a regular director, said regular director shall be replaced by the alternate director specifically designated to replace him (her), as the case may be.

The Chairman of the Board of Directors shall be elected by majority voting of holders of Series "A" shares at the General Ordinary Shareholders' Meeting that appoints the directors and shall always have a tie-breaking vote.

TWENTY-SECOND.- The Directors may or may not be shareholders of the Corporation. Generally, they shall last in their positions one year and may be reelected and, except as stipulated in the applicable legislation, they shall continue to perform their duties even after the conclusion of the period for which they may have been elected, until their successors have been appointed and taken office.

The remuneration of the directors, as the case may be, shall be determined by the General Ordinary Shareholders' Meeting that elected them.

                                 MINORITY RIGHT

TWENTY-THIRD.- Any shareholder or group of shareholders holding shares totally subscribed and paid, representing twenty five (25%) of the capital stock of the Corporation, shall be entitled to appoint a regular director and his (her) respective alternate. Said right must be exercised at the General Ordinary Shareholders' Meeting held in order to carry out the appointment of the persons that shall make up the Board of Directors of the Corporation from time to time.

                        POWERS OF THE BOARD OF DIRECTORS

TWENTY-FOURTH.- The Board of Directors, as a joint entity shall have the following powers:

A) General power of attorney for lawsuits and collections, with all general and even the special powers that in accordance with the law require a special power or clause, under the terms of the first paragraph of Articles 2554 and 2587 of the Civil Code for the Federal District, and its correlative articles in the Civil Codes of the other States of the Republic, having henceforth the employer's representation, including, without limitation, a power of attorney to file accusations; complaints and criminal charges, to become assistant of the public prosecutor, under the terms of the criminal code for the Federal District and in the correlative Codes of the other States, or under the terms of the Federal Criminal Code; power of attorney to appear in lawsuits, either of a civil, mercantile, criminal, administrative or labor nature and, inclusively, amparo proceedings and to withdraw therefrom; power of attorney to represent the Corporation before all kinds of courts of any jurisdiction and exercise all kinds of actions, appeals, defenses or acknowledgments and to submit to arbitration and to the action of arbitrators.

B) General power of attorney for acts of administration pursuant to the second paragraph of the above mentioned Article 2554 and its correlative article in the Civil Codes of the other States of the Republic, with powers to be able to carry out all the operations inherent to the purpose of the Corporation, having, among others, those mentioned by way of example but not as a limitation, that of executing, amending or rescinding lease, gratuitous loan, mutuum and credit, construction, service provisioning, work and any other type of agreements.

C) General power of attorney for acts of ownership, according to the third paragraph of the aforesaid Article 2554 of the Civil Code for the Federal District and its correlative Article in the Civil Code of the other States of the Republic, authorized in the capacity of an owner, including, by way of example but not as a limitation, that of executing all kinds of agreements and performing any acts, even though they involve any disposal or encumbrance of real estate or personal property, as well as to grant all kinds of real or personal guaranties in connection with the obligations of the Corporation and of third parties.

D) Power of attorney to grant, subscribe and endorse all kinds of credit instruments or securities, under the terms of Article 9th of the General Law of Credit Instruments and Operations.

E) Power of attorney to replace totally or partly their powers of attorney and authorities and to grant and revoke general or special powers of attorney.

F) Power of attorney to call to General Shareholders' Meetings and to execute and enforce the resolutions taken thereat.

G) Power of attorney to designate and revoke the appointments of the Director General of the Corporation, managers, officers, non-unionized personnel and of the other internal bodies of the Corporation it may deem convenient, stating their attributions, powers, obligations, remuneration, as well as the guaranties they must grant when the Board deems it necessary.

                              MEETINGS OF THE BOARD

TWENTY-FIFTH.- The Meetings of the Board of Directors shall be held at the domicile of the Corporation or anywhere else within the Mexican Republic or abroad, as it may be determined before in the relevant call and these shall be presided over by the Chairman of the Board and, in the absence of the Chairman, by the alternate Chairman and, in the absence of the alternate Chairman, by any director appointed by the directors attending the corresponding meeting, by majority voting.

The Secretary of the Board of Directors shall act as Secretary and, in the absence of the latter, the alternate Secretary of the Secretary of the Board or, in the absence of the alternate Secretary, by any director designated by the directors attending the corresponding meeting.

     The meetings of the Board of Directors may be held at any time when called by the Chairman of the Board, or the Secretary of the Board or two (2) directors. The examiner(s) must be called to all the meetings of the

Board, to which he (she) (they) must attend with the right to speak but not to vote.

The calls must be made in writing and be sent to each of the regular directors, their alternates and the examiners, at least five (5) days in advance of the date the relative meeting should be held, to the respective domiciles the same directors and examiners may have stated for such purpose. The calls must specify the time, date and place for the meeting and must be signed by the issuer thereof. The calls may be sent by mail or fax.

                                     QUORUM

TWENTY-SIXTH.- A) For the meetings of the Board of Directors to be validly held, at least the majority of the members that make up the same must always be in attendance. If a meeting of the Board of Directors may not be held due to the lack of quorum, the call shall be repeated as many times as needed, sending the calls under the terms set forth in the Twenty-Fifth Clause above.

B) For the resolutions of the Board of Directors to be valid, these must be taken by the favorable vote of the majority of the Directors in attendance, regardless of the existing quorum.

C) The resolutions taken outside a meeting of the Board of Directors shall have the same validity as if they had been taken at a meeting of the Board of Directors, provided they are taken by the unanimous vote of its members and confirmed in writing by each of them.

                                     MINUTES

TWENTY-SEVENTH.- Minutes shall be drawn up of each meeting of the Board of Directors and these shall be entered in the relevant Minutes Book, which shall be signed by the Chairman of the Board or, in his absence, by the person that may have presided over the meeting, the Secretary or, in his absence, by whomever may have acted as Secretary and the Examiner(s) that may have attended.

                                   GUARANTIES

TWENTY-EIGHTH.- The members of the Board of Directors shall not need to insure the responsibility they may incur in performing their positions and they shall not grant any bail, bond or deposit in cash to the Corporation, unless expressly determined by the General Shareholders' Meeting.

                                  SURVEILLANCE

TWENTY-NINTH.- The surveillance of the Corporation shall be entrusted upon as many regular directors and their alternates as determined by the General Shareholders' Meeting. Any shareholder or group of shareholders representing twenty five (25%) of the capital stock of the Corporation shall be entitled to appoint a regular examiner and his (her) respective alternate, without prejudice to those the General Ordinary Shareholders' Meeting of the Corporation elects on its part, provided it has refrained from voting at said elections.

The same provisions of the Twenty-Second Clause of these Corporate By-laws shall be applicable to the revocation, resignation, death or incapacity of any examiner elected by a group of shareholders, as established hereinabove.

                                    EXAMINERS

THIRTIETH.- The examiners may or may not be shareholders of the Corporation and shall generally last in their position one year and, except as stipulated in the applicable legislation, they shall continue to perform their position until their successors have been appointed and taken office. The remuneration of the examiners, as the case may be, shall be determined by the General Ordinary Shareholders' Meeting that elected them.

The following persons may not be examiners (I) those that according to the law are barred from carrying out trade, (II) the employees of the Corporation or the employees of those corporations that may hold shares representing more than twenty five percent (25%) of the capital stock of the Corporation, whichever their Class or Series may be, or (III) the consanguineal direct-line relatives of the directors of the Corporation, without any limitation as to degree; the collaterally consanguineal relatives within the fourth degree and within the second degree of affinity.

                       POWERS, OBLIGATIONS AND GUARANTIES

THIRTY-FIRST.- The examiner(s) shall have the powers and obligations set forth by Article 166 of the General Law of Mercantile Corporations. They shall not need to insure the responsibility they may incur in performing their positions and they shall not grant any commission, bond or deposit in cash to the Corporation, unless so expressly determined by the General

Shareholders' Meeting of the Corporation that may have appointed them.

                                    CHAPTER V

                    FINANCIAL INFORMATION, PROFITS AND LOSSES

                                  FISCAL YEARS

THIRTY-SECOND.- Fiscal years shall not exceed a term of twelve (12) months, starting on January 1st and ending on December 31st each year.

                              FINANCIAL INFORMATION

THIRTY-THIRD.- A) At the end of each fiscal year, a general balance sheet, a statement of profit and loss, a statement of changes in financial position and a statement of changes in shareholders' investment shall be prepared, as well as the other financial information referred to in Article 172 of the General Law of Mercantile Corporations, which must be completed within the three (3) months following the close of the corresponding fiscal year.

B) The Chairman of the Board of Directors shall deliver the balance sheet and the other financial information to the Examiners, at least thirty (30) days in advance of the date stated for the Shareholders' Meeting that shall discuss them, together with the supporting documents and a general report on the conduction of the

Corporation's business. Within the fifteen (15) calendar days thereafter, the examiners shall prepare a report with the observations and proposals they may deem relevant. The balance sheet with its annexes and the other financial information and the report of the examiner(s) must remain in the possession of the Board of Directors for a term of fifteen (15) days preceding the date to hold the General Shareholders' Meeting that should discuss it and a copy thereof shall remain available for each shareholder at the offices of the Corporation during the aforesaid term.

C) The Corporation shall keep an adequate accounting registration in each case.

                                     PROFITS

THIRTY-FOURTH.- The profits to be obtained in each fiscal year shall be applied as follows:

A) First, the amount pertaining to employees' profit sharing shall be set aside, according to the applicable legal ordinances;

B) Secondly, the amount resolved by the Shareholders' Meeting to form or reconstitute, as the case may be, the legal reserve fund, shall be set aside; an amount that shall at least amount to five percent (5%) of the net profit for the fiscal year in question, until said fund amounts to twenty percent (20%) of the capital stock;

C) After fulfilling the provisions in sections A and B above, the Shareholders' Meeting must:

(i) Set aside the amount the Shareholders' Meeting deems pertinent to form or increase the reinvestment, contingency or special reserves it may deem convenient; and/or

(ii) Declare dividends through their distribution among the shareholders, on the understanding that the distribution of profits shall be carried out in proportion to the number of shares and the amount the shareholders may have evidenced thereon; provided, also, that if there are any outstanding shares of the capital stock of the Corporation that are of a preferential or accumulative nature, no dividends shall be paid to the holders of common shares until said minimum accumulative dividend is paid by the Corporation; and/or

(iii) The amounts determined by the Shareholders' Meeting shall be transferred to the undistributed profit account.

                                     LOSSES

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THIRTY-FIFTH.- The shareholders shall only respond for the losses incurred by the Corporation, up to the amount and in the proportion of the amount of their respective contributions.

Therefore, the owners of released shares shall not have any additional responsibility whatsoever. The owners of shares that have not been fully paid shall only respond up to the unpaid amount of their shares.

                                  INCORPORATORS

THIRTY-FIFTH.- The incorporators do not reserve any special participation whatsoever in the profits of the Corporation.

                                   CHAPTER VI

                           DISSOLUTION AND LIQUIDATION

                             GROUNDS FOR DISSOLUTION

THIRTY-SEVENTH.- The Corporation shall be dissolved through a resolution taken by the shareholders representing at least seventy five (75%) of the subscribed and paid-up capital of the Corporation at a General Extraordinary Shareholders'
Meeting:

A) Due to the expiry of the term of duration determined in these Corporate By-laws.

B)   Due to the impossibility to continue performing its corporate purpose:

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C)   Through a resolution of the shareholders, taken in accordance with these
Corporate By-laws and the law;

D)   If the number shareholders is less than two; or

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E)   Due to the loss of two thirds of the capital stock, unless the shareholders reconstitute or decrease the same without violating the minimum established in the law.

                                   LIQUIDATION

THIRTY-NINTH.- A) Once the dissolution of the Corporation shall be agreed upon, it shall be placed under liquidation, which shall be entrusted upon one or more liquidators, as determined by the respective General Extraordinary Shareholders' Meeting.

B) Until the appointment of the liquidators has been filed in the Public Registry Bureau and they take office, the directors shall continue to perform their positions.

C) The liquidation shall be conducted in the manner contemplated by the General Law of Mercantile Corporations. Upon resolving the dissolution, the Shareholders' Meeting must lay down the rules that, in addition to the legal provisions and the regulations established in these Corporate By-laws, must rule the acts of the liquidators.

D) The Shareholders' Meeting shall be held during the liquidation process in the same manner contemplated during the normal existence of the Corporation, the

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liquidators having the powers corresponding to the Board of Directors and the duties allocated to them by the General Law of Mercantile Corporations in force. During the liquidation process, the examiners shall perform the same duties they performed during the normal existence of the Corporation.

                                   CHAPTER VII

                                FINAL PROVISIONS

                                 SUPPLETORY LAWS

THIRTY-NINTH.- For everything not contemplated by these Corporate By-laws, the provisions of the General Law of Mercantile Corporations shall govern.

                               TRANSITORY CLAUSES:

FIRST.- The minimum fixed capital stock not entitled to withdrawal has been fully subscribed as follows:

GRUPO TMM, SOCIEDAD ANONIMA DE CAPITAL VARIABLE 49 (FORTY NINE) shares without expression of face value each.

INMOBILIARIA TMM, SOCIEDAD ANONIMA DE CAPITAL VARIABLE 1 (ONE) share without expression of face value.

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The subscribers of the fixed capital stock have paid in cash the total amount of their shares, the amount of $50,000.00 (FIFTY THOUSAND PESOS 00/100 Mexican Currency) having been deposited at the treasury of the Corporation.

SECOND.- A.- The Board of Directors of the Corporation shall be made up of four members, designating for such purposes the persons mentioned below for the first fiscal year and, as long as new appointments are not made, for the positions that are also mentioned:

REGULAR MEMBERS

JOSE FRANCISCO SERRANO SEGOVIA

JAVIER SEGOVIA SERRANO

JACINTO DAVID MARINA CORTES

MARIO MOHAR PONCE

B.- Mr. JOSE FRANCISCO SERRANO SEGOVIA is appointed Chairman of the Board of Directors.

C.- Mr. ROMUALDO SEGOVIA SERRANO is appointed Secretary of the Corporation.

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D.- Mr. Jose Manuel Munoz Arteaga is appointed Deputy Secretary of the
Corporation.

E.- Mr. ALBERTO DEL CASTILLO V. VILCHIS is appointed EXAMINER.

THIRD.- Powers of attorney and authorities are granted to various individuals, under the terms stated below:

A) To Messrs. JOSE FRANCISCO SERRANO SEGOVIA and JAVIER SEGOVIA SERRANO, as follows:

     1) GENERAL POWER OF ATTORNEY FOR ACTS OF OWNERSHIP, AS PERMITTED BY THE LAWS.- This power of attorney may be separately exercised by Mr. JOSE FRANCISCO SERRANO SEGOVIA; and by Mr. JAVIER SEGOVIA SERRANO jointly with Mr. JOSE FRANCISCO SERRANO SEGOVIA.

     2) GENERAL POWER OF ATTORNEY TO MANAGE ASSETS AND SUBSCRIBE CREDIT INSTRUMENTS.- The attorneys in fact hereby appointed shall be empowered to manage the business and assets of the Corporation and execute the acts, enter into the agreements, sign the documents, grant the guaranties and, also, subscribe credit instruments under the terms of the ninth article of the General Law of Credit Instruments and Operations, as required by said management.

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     LIMITATION.- Mr. JOSE FRANCISCO SERRANO SEGOVIA shall exercise the above powers of attorney separately; and Mr. JAVIER SEGOVIA SERRANO shall also exercise separately the preceding powers, provided the business amount does not exceed USD$10'000,000.00 (TEN MILLION USD 00/100), legal tender in the United States of America or its equivalent in another currency.

     Should the business amount exceed said amount, Mr. JAVIER SEGOVIA SERRANO shall exercise this power of attorney jointly with Mr. JOSE FRANCISCO SERRANO SEGOVIA.

     3) GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers that require a special clause pursuant to the law, under the terms of article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the States of the Mexican Republic, inclusively to settle, submit to arbitration, auction off and obtain the award of assets, waive laws, request protection, challenge, receive payments, file criminal charges and complaints, assist the public prosecutor, grant pardon and withdraw from all kinds of lawsuits, appeals and procedures in general, as well as from "amparo" proceedings; a power of attorney that they may exercise before all kinds of judicial, administrative, civil, criminal and labor authorities, federal or local, in or out of court, as broadly as possible. The foregoing powers may be exercised separately by the attorneys in fact appointed, on the understanding that none of them shall be empowered to prepare and answer interrogatories, but they may indeed grant powers of attorney for such purpose.

     4) Messrs. JOSE FRANCISCO SERRANO SEGOVIA and JAVIER SEGOVIA SERRANO are hereby separately empowered to grant general or special powers of attorney, granting totally or partly the powers determined in points
          1), 2) and 3) above, as well as to revoke them, except in matters of acts of ownership and administration, when the business amount exceeds USD$10'000,000.00 (USD TEN MILLION 00/100) legal currency in the United States of America or its equivalent in another currency, since in that case Mr. JAVIER SEGOVIA SERRANO must act jointly with Mr. JOSE FRANCISCO SERRANO SEGOVIA.

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B)   To Messrs. JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA and
     HORACIO REYES GUZMAN, as follows:

     1) GENERAL POWER OF ATTORNEY TO MANAGE ASSETS AND SUBSCRIBE CREDIT INSTRUMENTS.- The attorneys in fact hereby appointed shall be empowered to manage the business and assets of the Corporation and execute the acts, enter into the agreements, sign the documents, grant the guaranties and, also, grant and subscribe credit instruments under the terms of the ninth article of the General Law of Credit Instruments and Operations, as required by said management.

     LIMITATION.- The attorneys in fact hereby appointed shall exercise the foregoing powers, any TWO of them jointly, provided the business amount does not exceed the amount of USD$5'000,000.00 (FIVE MILLION UNITED STATES DOLLARS 00/100), legal tender in the United States of America or its equivalent in another currency.

     If the business amount exceeds said amount, any of the attorneys in fact appointed shall exercise this power of attorney jointly with Mr. JOSE FRANCISCO SERRANO SEGOVIA or Mr. JAVIER SEGOVIA SERRANO.

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     2)   GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers that require a special clause pursuant to the law, under the terms of the first paragraph of article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the States of the Mexican Republic, inclusively to settle, submit to arbitration, auction off and obtain the award of assets, waive laws, request protection, challenge, receive payments, prepare and answer interrogatories, file criminal charges and complaints, assist the public prosecutor, grant pardon and withdraw from all kinds of lawsuits, appeals and procedures in general, as well as from "amparo" proceedings; a power of attorney that they may exercise before all kinds of judicial, administrative, civil, criminal and labor authorities, federal or local, in or out of court, as broadly as possible. The foregoing powers may be exercised separately by the attorneys in fact appointed.

     3) Messrs. JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA and HORACIO REYES GUZMAN, any two of them acting jointly, may grant general or special powers of attorney, to the extent and with the limitations determined in points 1) and 2) above, as well as to revoke them.

C) To Messrs. FRANCISCO MIGUEL KASSIAN DIAZ, GERARDO PRIMO RAMIREZ, SILVERIO DI COSTANZO PEREZ and MARIO MOHAR PONCE, as follows:

     1) GENERAL POWER OF ATTORNEY TO MANAGE ASSETS AND SUBSCRIBE CREDIT INSTRUMENTS.- The attorneys in fact hereby appointed shall be empowered to manage the business and assets of the Corporation and to execute the acts, enter into the agreements, sign the documents, grant the guaranties and, also, grant and subscribe credit instruments under the terms of the ninth article of the General Law of Credit Instruments and Operations, as required by said management.

     LIMITATION.- The attorneys in fact hereby appointed shall exercise the powers above, any of them jointly with any of Messrs. JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA and HORACIO REYES GUZMAN, provided the business amount does not exceed USD$5,000,000.00 (FIVE MILLION UNITED STATES DOLLARS 00/100), legal tender in the United States of America or its equivalent in another currency.

     If the business amount exceeds said sum, any of the attorneys in fact appointed shall exercise this power of attorney jointly with Mr. JOSE FRANCISCO SERRANO SEGOVIA or Mr. JAVIER SEGOVIA SERRANO.

     2) GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers that require a special clause pursuant to the law, under the terms of article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the States or the Mexican Republic, inclusively to settle, submit to arbitration, auction off and obtain the award of assets, waive laws, request protection, challenge, receive payments, prepare and answer interrogatories, file criminal charges and complaints, assist the public prosecutor, grant pardon and withdraw from all kinds of lawsuits, appeals and procedures in general, as well as from "amparo" proceedings; a power of attorney that they may exercise before all kinds of judicial, administrative, civil, criminal and labor authorities, federal or local, in or out of court, as broadly as possible. The foregoing powers may be exercised separately by the attorneys in fact appointed.

     3) The attorneys in fact hereby appointed, acting any of them jointly with Messrs. JACINTO DAVID MARINA CORTES, JOSE MANUEL MUNOZ ARTEAGA and HORACIO REYES GUZMAN, may grant general or special powers of attorney, to the extent and with the limitations determined in points
          1) and 2) above, as well as to revoke them.

D) To Messrs. LUIS CARLOS CALVILLO CAPRI, DAVID AVILES COLON, MOISES TORRES RIVERA and AGUSTIN SALINAS GONZALEZ, as follows:

     1) GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers that require a special clause pursuant to the law, under the terms of article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the States of the Mexican Republic, inclusively to settle, submit to arbitration, auction off and obtain the award of assets, waive laws, request protection, challenge, receive payments, prepare and answer interrogatories, file criminal charges and complaints, assist the public prosecutor, grant pardon and withdraw from all kinds of lawsuits, appeals and procedures in general, as well as from "amparo" proceedings; a power of attorney that they may exercise before all kinds of judicial, administrative, civil, criminal and labor authorities, federal or local, in or out of court, as broadly as possible. The foregoing powers may be exercised separately by the attorneys in fact appointed.

     2) GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION IN LABOR MATTERS, under the terms of the second paragraph of said article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the States or the Mexican Republic and, therefore, the attorneys in fact hereby appointed shall be legal representatives of the principal corporation under the terms of Article eleven of the Federal Labor Law, which stipulates: "The directors, managers and other individuals exercising managerial or administrative duties in the company or establishment shall be considered representatives of the employer and, for said reason, they bind the latter in their relations with workers". Thus, they are empowered to appear in the conciliatory phase of labor lawsuits, under the terms of articles six hundred and ninety-two, second section, eight hundred and seventy-six, eight hundred and seventy-eight and other relative articles of the Federal Labor Law, as well as to represent the Corporation in all the consequences of said lawsuits, with the extent of powers pertaining to said representation.

     3) SPECIAL POWER OF ATTORNEY to represent the principal Corporation before the MEXICAN INSTITUTE OF SOCIAL SECURITY (IMSS), the INSTITUTE OF THE NATIONAL WORKERS' HOUSING FUND (INFONAVIT) and the institutions managing the RETIREMENT SAVINGS SYSTEM (SAR).

          The attorneys in fact hereby appointed are expressly empowered to conduct all kinds of arrangements before the aforesaid Entities, as well as to subscribe the declarations and other documentation that may be necessary or convenient, and to carry out as many acts, agencies and proceedings as may be required for said purposes.

     4) The preceding powers of attorney and authorities shall be separately exercised by the attorneys in fact hereby appointed, who may grant these general or special powers of attorney, to the extent and with the limitations determined in points 1), 2) and 3) above, any of them jointly with Mr. JOSE MANUEL MUNOZ ARTEAGA, well as to revoke them.

E) To Messrs. ENRIQUE GONZALEZ NUNEZ, VICTOR ALFONSO GONZALEZ PAREDES, SIMON NAVARRO FLORES, SILVIA MILLAN HERNANDEZ, ENRIQUE MARTINEZ SANCHEZ, JOSE ENRIQUE ZAVALA SALAS, RODOLFO ROVELO BETANCOURT and FIDEL PAZ CRUZ, as follows:

1) GENERAL POWER OF ATTORNEY so that in the name and on behalf of the Corporation they sign periodical, annual and complementary returns, tax withholdings and any other documents that may be necessary to fulfill the tax obligations imposed by the Tax Code of the Federation, the Income Tax Law and other tax laws or provisions, either federal, state or municipal.

2) SPECIAL POWER OF ATTORNEY to sign tax reports, federal, local or municipal; to file returns and promotions and to request and arrange for the return of contributions; appear in everything related to tax audits and represent the Corporation in tax-related lawsuits before the competent authorities.

3)   Only in connection with the documents and acts referred to in points 1) and
     2) above, the attorneys in fact shall enjoy the general powers and even the special ones that in accordance with the law require a special clause, of a general power of attorney for lawsuits and collections under the terms of article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the States of the Mexican Republic, inclusively to settle, submit to arbitration, prepare and answer interrogatories, waive laws, request protection, challenge, receive payments, file criminal charges and complaints, assist the public prosecutor, grant pardon and withdraw from all kinds of lawsuits, appeals and procedures in general, as well as from "amparo" proceedings.

4) The attorneys in fact hereby appointed shall separately exercise the foregoing powers and authorities before the Ministry of Finance and Public Credit, the Treasury of the Federation, the Special Tax Collection Administration and any other office subordinated to said Ministry, the Tax Court of the Federation, the Mexican Institute of Social Security, as well as before the Federal District Treasury and any other tax authorities, federal or local, and before judicial and administrative authorities, federal or local, in court or out of court to the fullest extent possible.

5) LIMITATION.- The attorneys in fact hereby appointed shall exercise the powers and authorities herein conferred upon them, jointly with Mr. JAVIER SEGOVIA SERRANO, when the business amount does not exceed USD$5'000,000.00 (FIVE MILLION UNITED STATES DOLLARS 00/100), legal tender in the United States of America or its equivalent in any other currency, up to the amount of USD$10'000,000.00 (TEN MILLION UNITED STATES DOLLARS 00/100) legal tender in the United States of America or its equivalent in any other currency.

F) To Messrs. JESUS NAVARRO SANCHEZ, CLAUDIA CYNTHIA SANCHEZ PORRAS, FRANCISCO MANUEL GUTIERREZ DE VILLA, LOURDES VAZQUEZ NUNEZ, EMMANUEL BANDALA MAGALLON and RAYMUNDO FALCON SAMPAYO, as follows:

     1) GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general and special powers that require a special clause pursuant to the law, under the terms of article two thousand five hundred and fifty-four of the Civil Code for the Federal District and of the Federal Civil Code and its correlative articles of the Civil Codes ruling in the

          States or the Mexican Republic, inclusively to settle, submit to arbitration, auction off and obtain the award of assets, waive laws, request protection, challenge, receive payments, prepare and answer interrogatories, file criminal charges and complaints, assist the public prosecutor, withdraw from all kinds of lawsuits, appeals and procedures in general, as well as from "amparo" proceedings; a power of attorney that they may exercise before all kinds of judicial, administrative, civil, criminal and labor authorities, federal or local, in or out of court, as broadly as possible. The foregoing powers may be exercised separately by the attorneys in fact appointed, on the understanding that none of the attorneys in fact appointed in this subparagraph shall be empowered to grant pardon.

     2) Messrs. JESUS NAVARRO SANCHEZ, CLAUDIA CYNTHIA SANCHEZ PORRAS, FRANCISCO MANUEL GUTIERREZ DE VILLA and LOURDES VAZQUEZ NUNEZ may grant any of them general or special powers of attorney, to the extent and with the limitations determined in points 1) and 2) above, jointly with Mr. JOSE MANUEL MUNOZ ARTEAGA, as well as to revoke them.